Preliminary Offering Circular dated August [. ], 2023

Subject to Completion

AN OFFERING CIRCULAR PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING CIRCULAR FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING CIRCULAR IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

File No. 367-00333

Spirits Capital Corporation

100 Bayview Circle, Suite 4100

Newport Beach, CA 92660

(949) 674-0355

Maximum Offering Amount: $35,000,000.00

This is a public offering (this “Offering”) of securities of Spirits Capital Corporation, a Delaware corporation (“SCC,” “Spirits,” or the “Company”) We are offering a maximum of 20,000,0000 shares (“Shares”) of common stock, par value $0.0001 per share of Spirits (“common stock), at an offering price of $1.75 per Share, up to a maximum of $35,000,000.00 (“Maximum Offering”), on a reasonable efforts basis. This Offering will expire on the first to occur of (i) the date that is twelve months from the date this Offering Statement is qualified by the U.S. Securities and Exchange Commission (the “Commission”) (ii) the date as of which all Shares offered by this Offering Circular have been sold and (iii) any such earlier time as our board of directors may determine in our sole discretion, regardless of the number of Shares sold and the amount of capital raised (as applicable, the “Termination Date”). We have engaged tZERO ATS, LLC, a Commission-registered broker dealer and member of FINRA and SIPC to act as our escrow agent for the Offering (together with permitted assignees, the “Escrow Agent”). We will pay the Escrow Agent a $1,000 fee for its services for the Offering. We will receive subscriptions through prospective investors’ submissions of subscription agreements (“Subscription Agreements”), which will include investor qualification questionnaires. We will provide instructions for payment/funding of the investment only to those investors from whom we have received completed Subscription Agreements, and only after review and acceptance of such Subscription Agreements. The Shares will be sold for cash or may be issued for cancellation of up to $525,000 of debt under certain promissory notes, pursuant to Subscription Agreements accepted by the Company. Funds received from individuals or entities seeking to invest with respect to which we have not received, or accepted Subscription Agreements will be returned to such individuals or entities and any intended investment will be considered null and void ab initio. We may conduct an initial closing (the “initial closing date”) at any time (the “Initial Closing Date”) provided that the Offering Statement has been qualified by the Commission. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales (“Additional Closing Dates,” and with the initial closing date, each a “Closing Date”), until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to hold a closing, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the “Use of Proceeds” section of this offering circular (this “Offering Circular”) and such other uses as more specifically set forth in this Offering Circular.

1

The Company’s common stock is quoted on the Pink Open Market operated by the OTC Markets Group, Inc. under the symbol “SSCC.” Our common stock is not actively traded. The last sales price for the Company’s common stock on Pink Open Market was $2.00 on June 22, 2023. For further information, see “Plan of Distribution” of this Offering Circular.

The offering price of $1.75 per share was determined by management in order to attract investors in this Offering. The price reflects the price at which we believe we can sell shares in a timely manner, and it is not based on book value, assets, earnings or any other recognizable standard of value.

The narrative disclosure in this Offering Circular follows the Form S-1 format pursuant to Part II(A)(1)(ii) of Form 1-A.

We are an “emerging growth company” under the federal securities laws. (See “Offering Circular Summary—Implications of Being an Emerging Growth Company.”) Investing in our Shares involves a high degree of risk. See “Risk Factors” beginning on page 10 for a discussion of certain risks that you should consider in connection with an investment in our common stock.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

	Price to Public		Commissions		Proceeds to the Company
Per Share	$1.75.00	(1)	$0.035	(2)	$1.715
Maximum Offering	$35,000,000.00		$700,000.00		$34,300,000.00	(3)

(1)	We are offering Shares at an offering price of $1.75 per share.

(2)	The Company has engaged tZERO Markets, LLC, member FINRA/SIPC (“tZERO”), as the broker-dealer of record in connection with this Offering. This includes tZERO’s 2.0% commission, but it does not include the following fees and expenses payable to tZERO (i) a $20,000 one-time consulting fee (ii) a $5,000 due diligence fee and (iii) reimbursement of reasonable non-accountable expenses. Previously included as an exhibit to the Company’s Draft Offering Statement on Form 1-A submitted to the Commission on May 6, 2021. It also does not include certain fees and expenses payable to tZERO Technologies, LLC for use of a primary issuance platform or tZERO ATS, LLC (“tZERO ATS”) for escrow agent services. See “Plan of Distribution” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

(3)	Net proceeds to the Company assuming the Maximum Offering (before offering expenses).

2

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

These are speculative securities. Investing in our common stock involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 10.

We are following the “Offering Circular” format of disclosure under Regulation A.

The date of this Offering Circular is [●], 2023

3

4

As used in this Offering Circular, all references to “Spirits,” “Spirits Capital,” “SCC,” the “Company,” “we,” “our,” “Shares” “capital stock,” “common stock,” or “stockholders,” applies only to Spirits. As used in this Offering Circular, the terms “consolidated we,” “consolidated our” or words of like import mean Spirits and its direct wholly owned subsidiaries. Notwithstanding the foregoing, references to the “Company,” “we,” “our” and similar terms that appear in the consolidated financial statements in our annual reports on Form 10-K and in our condensed consolidated financial statements in our quarterly reports on Form 10-Q, refer to Spirits and its direct wholly-owned subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended December 31st, unless the context indicates otherwise.

Use of Market and Industry Data

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience, participation in and observation of these industries. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

Cautionary Statements Regarding Forward-Looking Statements

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO OUR MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. WE DO NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

You should read these risk factors and the other cautionary statements made in the Company’s filings as being applicable to all related forward-looking statements wherever they appear in this Offering Circular. We cannot assure you that the forward-looking statements in this Offering Circular will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Offering Circular completely. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

5

We caution investors not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described in this Offering Circular, as well as others that we may consider immaterial or do not anticipate at this time. These forward-looking statements are based on assumptions regarding the Company’s business and technology, which involve judgments with respect to, among other things, future scientific, economic, regulatory and competitive conditions, collaborations with third parties, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Our expectations reflected in our forward-looking statements can be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties, including those described in this Offering Circular. These risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time.

For more information about the risks and uncertainties the Company faces, see the section “Risk Factors” in this Offering Circular beginning on page 10. Forward-looking statements speak only as of the date they are made. The Company does not undertake and specifically declines any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments. We advise investors to consult any further disclosures we may make on related subjects in other reports that we file with or furnish to the SEC.

Offering Circular Summary

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Offering Circular, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this Offering Circular.

Overview

Spirits Capital Corporation is a Delaware corporation formed on December 5, 1995. We are still building our structure and brand and developing our business plans for expansion. The Company is currently structured as a holding company for the businesses of its subsidiaries. The Company currently has one operating wholly owned subsidiary, Spirits Global, Inc., a Delaware corporation (“SG”). SG was organized on May 7, 2018. It engages in the sale of Cask Investment Deeds that provide a fixed return over a fixed period of time. Each Cask Investment Deed that is outstanding is secured by one barrel of newly filled (less than one year) of aging Premium American Whiskey, which is held in a bonded facility and will be insured for the term investment. New Cask Deed Investments will be secured, after the date of investment. by barrels of aging Premium American Whiskey, once the funds are disbursed to acquire and pour the whiskey. Revenue is generated from the difference in the Cask Investment Deed price and cost to the Company of the whiskey, storage fees and insurance. Additionally, the Company expects to generate revenue from the difference of the sale price of the whiskey and amounts owed to investors under the Cask Investment Deeds.

As part of our development and expansion:

●	The Company intends to introduce similar Cask Investment Deed for other spirits, including but not limited to tequila, scotch, rum and other spirits.
●	The Company will build a portfolio of Premium American Whiskey and other spirits in order to generate profits on the future sale of said spirits after the aging process.
●	Through supplier agreements with purveyors of wholesale bulk spirits, the Company will monitor and maintain an index of available inventories, monthly release pricing, and track valuations of key inventories offered for sale by third parties. This includes access to actual sales comparable pricing, under NDA with its affiliated wholesalers.
●	The Company also intends to enter into strategic joint ventures with certain distilleries in order to maintain consistent allocations of newly filled Premium American Whiskey.
●	We will complete and implement a distributed ledger in order to provide the holders of a Cask Investment Deed with transparency and secure record keeping.

6

Risks Associated with Our Business

Our business is subject to many risks, as more fully described in the section titled “Risk Factors” in this Offering Circular. You should read and carefully consider these risks, together with the risks set forth under the section titled “Risk Factors” and all of the other information in this Offering Circular, including the financial statements and the related notes included elsewhere in this Offering Circular, before deciding whether to invest in our securities. If any of the risks discussed in this Offering Circular actually occur, our business, financial condition or operating results could be materially and adversely affected. In particular, such risks include, but are not limited to, the following:

●	Our business is subject to risks arising from epidemic diseases, such as the COVID-19 pandemic.

●	Raising additional capital may cause dilution to our stockholders.

●	Our success is dependent upon our ability to enter into strategic alliances with larger companies in our industry or with companies that have specific expertise. We may not be able to enter into such alliances on terms acceptable to us and our inability to do so would have a material adverse effect on our business.

●	Our common stock is not listed on a national securities exchange and is considered a “penny stock,” with a low market capitalization, all of which makes it more difficult for our stock to trade in the financial markets, for research analysts at securities brokerage firms to write research reports about us, for investment banks to contract with us for services, and ultimately making it difficult for us to obtain necessary capital required to execute our business plan, which could restrict our ability to continue as a going concern and to grow.

●	Regulatory and legal uncertainties could result in significant costs or otherwise harm our business.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, if we ever elect to become a public reporting company under the Exchange Act, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These provisions include, among other matters:

●	an exemption to provide fewer years of financial statements and other financial data;
●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting;
●	an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;
●	reduced disclosure about the emerging growth company’s executive compensation arrangements; and
●	no requirement to seek non-binding votes on executive compensation or golden parachute arrangements.

We will cease to be an “emerging growth company” upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of this Offering, (ii) the first fiscal year after our annual gross revenues are $1.235 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700,000,000 as of the end of the second quarter of that fiscal year.

7

Corporate History

The Company was incorporated in the State of Delaware in 1995 under the name Capital Beverage Corporation. On December 16, 2005, the Company sold substantially all of its assets to Oak Beverages, Inc. On April 28, 2021, the Company filed a 1-for-1000 reverse stock split with the Secretary of State of the State of Delaware. On April 29, 2021, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to change its name from Capital Beverage Corporation to Spirits Capital Corporation. On September 21, 2023, the Company filed its second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, referred to herein as the (“Certificate”).

We have two wholly owned subsidiaries, Spirits Global, Inc., a Delaware corporation (“SG”) and Spirits Whiskey Tokens, Inc., a Wyoming corporation (“SWT”). Our Cask Investment Deed business is operated through SG. SWT’s planned operations have been discontinued. The entity is dormant, and we expect to change its name before we commence new operations. The Company’s common stock is quoted on the Pink Open Market under the symbol “SSCC”. However, there is no active trading market for the Company’s common stock. The last sales price for the Company’s common stock on June 22, 2023 was $2.00. The Company has never paid dividends on its common stock and does not anticipate doing so in the foreseeable future.

Corporate Information

Our corporate mailing address is 100 Bayview Circle, Suite 4100, Newport Beach, CA 92660. Our telephone number is (949) 674-0355. Our website is https://www.spiritscap.com/. The information on our website is not part of this Offering Circular and is not incorporated by reference into, and should not be considered part of, this Offering Circular. Any information about us on LinkedIn, Twitter or other social media platforms should not be considered part of this Offering Circular, nor should any information about us posted by others on blogs, bulletin boards, in chat rooms or in similar media. This Offering is only made via this Offering Circular and our Offering Statement, as amended or supplemented from time to time.

The Company’s logo and certain trademarks of the Company or relating to any of its product candidates or program and platform names appearing in this Offering Circular are our property.

8

The Offering

Common Stock We are Offering (“Shares”)	Up to 20,000,000

Offering Price Per Share (1)	$1.75

Maximum Offering Amount	$35,000,000.00

Common Stock Outstanding Before the Offering(2)	94,717,470

Common Stock Outstanding After the Offering Assuming the Maximum Amount is Raised (there is no minimum)	114,717,470

Use of Proceeds(4)	The net proceeds of this Offering, after deducting commissions and estimated offering expenses, and assuming the sale of 20,000,000 Shares at $1.75 per share, are expected to be $34,050,000.

See “Use of Proceeds” appearing elsewhere in this Offering Circular.

Risk Factors	Investing in the Shares involves a high degree of risk and investors may lose their entire investment. See “Risk Factors” on page 10 and other information appearing elsewhere in this Offering Circular and other materials filed and furnished with the SEC.

Pink Open Market Ticker Symbol	SSCC

Transfer Agent	Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor
New York, NY 10004

(1) The common stock will be sold for cash or may be issued for cancellation of certain debt up to $525,000.00 of certain promissory notes, pursuant to Subscription Agreements accepted by the Company.

(2) The number of shares is based on 94,717,470 shares of common stock outstanding as of December 31, 2022.

9

Risk Factors

The following is only a summary of the risks pertaining to our Company. Investment in our securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Offering Circular and other materials filed and furnished with the SEC. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute “forward-looking statements.” You should purchase these securities only if you can afford a complete loss of your investment.

Risks related to our business

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team, especially our current executive officer. Loss of this individual could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud and as a result, investors may be misled and lose confidence in our financial reporting and disclosures, and the price of our common stock may be negatively affected.

The Company is not required to have an auditor, nor were we engaged an auditor, to perform an audit of our internal control over financial reporting. Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

10

Increased costs could negatively affect our business.

An increase in the cost of raw materials could affect the Company’s profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials. To date, the sourcing and availability of raw materials has not been problematic and does not pose a significant risk to the Company, but the Company may be adversely affected by shortages of raw materials and/or an increase in their cost. In addition, energy cost increases could result in higher transportation, freight and other operating costs. We may not be able to increase our prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business

●	our ability to manage the Company’s growth

●	whether the Company can manage relationships with key vendors and advertisers

●	demand for the Company’s products and services

●	the timing and costs of new and existing marketing and promotional efforts and/or competition

●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

●	the overall strength and stability of domestic and international economies

●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

11

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable. You could suffer the complete loss of your investment.

We have matured debt obligations that are currently in default.

As of December 31, 2022, we had $220,000 in mature debt obligations that are currently in default. We do not expect the debt holder to proceed against the Company’s assets; however, if we are unable to repay the debt in a reasonable time, the debt holder may choose to initiate legal action.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company’s market continues to evolve.

The Company needs to increase brand awareness.

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning our brand will depend largely on the effectiveness of our ability to form strategic partnerships with recognized distilleries. If we fail to successfully form these partnerships, it will have a material adverse effect on the Company’s results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

Judgements made by the Company are not certain and may involve a significant degree of risk.

Any determination made by the Company, or its subsidiaries is a risk-based judgment by the Company or its subsidiaries and not a legal standard or determination binding on any regulatory body.

Our executive officers and directors may exert control over us.

Our officers and directors presently beneficially own and control over 50% of our voting power and control and will continue to exert substantial influence after the Offering is completed. Therefore, our officers and directors have substantial influence over matters which require shareholder approval, including the election of directors and approval of corporate transactions, such as a sale or change of control transaction of the Company. This concentration of control could have the effect of delaying or preventing a change in control or otherwise discourage a potential acquirer from attempting to obtain control over us, which in turn could have a material adverse effect on the market value of our common stock.

We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, if we ever elect to become a public reporting company under the Exchange Act, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements. We have elected to adopt these reduced disclosure requirements. We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of this Offering, although a variety of circumstances could cause us to lose that status earlier.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised financial accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period and, as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. In choosing to take advantage of the extended transition period, we may later decide otherwise (i.e., “opt in” by complying with the financial accounting standard effective dates applicable to non-emerging growth companies), so long as it complies with the requirements in Sections 107(b)(2) and (3) of the JOBS Act, which is irrevocable.

We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

12

Risks related to this Offering.

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of common stock subscribed for under this Offering.

An investment in the common stock is speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s common stock is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The common stock are offered on a “reasonable efforts” basis, and we may not raise the Maximum Amount being offered.

Since we are offering the shares on a “reasonable efforts” basis, there is no assurance that we will sell enough common stock to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full “Use of Proceeds” which we have outlined in this Offering Circular or to meet our working capital needs for the next 12 months.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the shares may not be indicative of the value of the shares or the Company, now or in the future.

If you purchase common stock in this Offering, you will experience immediate dilution.

The Offering price of our common stock is higher than the net tangible book value per share of our common stock outstanding upon the completion of this Offering. Accordingly, if you purchase common stock in this Offering, you will experience immediate dilution of approximately $0.30 in the pro forma as adjusted net tangible book value per share of our common stock, assuming that we sell the Maximum Offering. This means that investors that purchase shares of our common stock in this Offering will pay a price per share that exceeds the per share net tangible book value of our assets.

The management of the Company has broad discretion in application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our common stock could result in a loss of your entire investment.

An investment in the Company’s common stock offered in this Offering involves a high degree of risk and you should not purchase the common stock if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

13

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our shares in the public market, shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and price that we deem reasonable or appropriate.

You should be aware of the long-term nature of this investment.

Because the common stock has not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the common stock may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the common stock may also adversely affect the price that you might be able to obtain for the common stock in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The common stock in this Offering has no protective provisions.

The common stock in this Offering has no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the common stock being offered do not provide you with any protection. In addition, there are no provisions attached to the common stock in the Offering that would permit you to require the Company to repurchase the common stock in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, and directors of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the Board of Directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

14

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our financial statements include a going concern note.

Our ability to continue as a going concern for the next 12 months is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations, and/or to obtain additional capital financing from our investors and/or third parties. No assurance can be given that we will be successful in these efforts. These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time.

Our subscription agreement identifies the state of Delaware for purposes of governing law and the County of Orange, State of California for purposes of venue.

Our subscription agreement for shares of common stock issued in this Offering identifies the state of Delaware for the purposes of governing law. As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this Offering shall be determined in accordance with the laws of the state of Delaware, except for matters arising under federal securities laws. Furthermore, the subscription agreement establishes the state and federal courts located in the County of Orange, State of California as having jurisdiction over matters arising between the Company and shareholders, unless otherwise required under federal securities laws.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

Risks related to OUR COMMON STOCK

This investment is illiquid. Our common stock is currently quoted for public trading on the Pink Open Market; however, there is no volume in the stock and no market for reselling these securities. If you decide that you want to resell these securities in the future, you may not be able to find a buyer. Although the Company intends to apply in the future for quotation of its common stock on a national exchange, over-the-counter market, or similar, exchange, there are a number of requirements that the Company may or may not be able to satisfy in a timely manner. Even if we obtain that quotation, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. You should assume that you may not be able to liquidate your investment for some time or be able to pledge these shares as collateral.

Your ability to transfer your securities may be limited. The Subscription Agreement that investors will enter into a “market stand-off” provision applicable to shares of the common stock in the event of an initial public offering, which may limit or delay an investor’s ability to transfer shares of common stock for a period of time surrounding such an offering. See “Securities Being Offered” for further information.

You will incur immediate and substantial dilution in the book value of your shares of Common Stock. You will suffer immediate and substantial dilution in the net tangible book value of the shares of common stock that you receive in this Offering. See the section entitled “Dilution” for further information.

Our common stock is a “penny stock,”

In addition, our common stock is subject to the so-called “penny stock” rules. The United States Securities and Exchange Commission (“SEC”) has adopted regulations that define a “penny stock” to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. If our common stock is determined to be a “penny stock,” a broker-dealer may find it more difficult to trade our common stock and an investor may find it more difficult to acquire or dispose of our common stock on the secondary market.

We may issue additional shares of our common stock, and investment in our company is likely to be subject to substantial dilution.

Stockholders’ interests in the Company will be diluted and stockholders may suffer dilution in their net book value per share when we issue additional shares. Dilution is the difference between what investors pay for their stock and the net tangible book value per share immediately after the additional shares are purchased. Our financing activities in the past focused on convertible note financing that requires us to issue shares of common stock to satisfy principal, interest and any applicable penalties related to these convertible notes. When required under the terms and conditions of the convertible notes, we issue additional shares of common stock that have a dilutive effect on our stockholders. We anticipate that all or at least a substantial portion of our future funding, if any, will be in the form of equity financing from the sale of our common stock and so any investment in the Company will likely be diluted, with a resulting decline in the value of our common stock.

15

Delaware law, our Certificate and our amended and restated bylaws (“Bylaws”) provide for the indemnification of our officers and directors at our expense, and correspondingly limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate and Bylaws include provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. These provisions eliminate the personal liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care, but do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the Delaware General Corporation Law, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

We do not intend to pay cash dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. To the extent that we require additional funding currently not provided for, our funding sources may prohibit the payment of a dividend. Because we do not currently intend to declare dividends, any gain on an investment in our Company will need to come through an increase in our common stock’s price. This may never happen, and investors may lose all of their investment in our Company.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our stockholders have given our board of directors the authority, in their sole discretion, to effect an a reverse stock split of the outstanding shares of the company’s common stock, par value $0.0001 per share, by a ratio of not less than one-for-two and not more than one-for-30 at any time on or prior to September 21, 2024, with the exact ratio to be set at a whole number within this range by our  board of directors, in its sole discretion. If the board of directors effects a reverse stock split, the total number of authorized shares of common stock will not be reduced in accordance with the exchange ratio, which may result in a significant increase in the availability of authorized shares of common stock and will be dilutive to our stockholders.

The total number of authorized shares of common stock will not be reduced in accordance with the exchange ratio, which will result in a significant increase in the availability of authorized shares of common stock. Any additional common stock so authorized will be available for issuance by the board of directors for stock splits or stock dividends, acquisitions, raising additional capital, conversion of our debt into equity, or other corporate purposes, and any such issuances may be dilutive to current stockholders.

The proposed reverse stock split may decrease the liquidity of our stock.

The liquidity of our capital stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

The increased proportion of unissued authorized shares to issued shares may have anti-takeover effects under certain circumstances, although the board of directors is not implementing the reverse stock split for such purpose.

The increased proportion of unissued authorized shares to issued shares may have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the board or render tender offers for a combination with another entity more difficult to successfully complete. The board of directors is not implementing the reverse stock split to have any anti-takeover effects.

16

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Risks related to our industry.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

Distiller or warehousing agreements may not be honored.

A distiller who had contractually agreed to reserve space for a certain period of time for a particular subsidiary’s offering may not honor the full extent of said contract, which may impact the overall maturation process and or date of particular spirit.

17

A cyber security breach could significantly impair the company.

A cyber security breach of the Company, or its subsidiaries, could significantly impact the operational, logistical, technological, and financial wellbeing of the Company. The management of our distributed ledger platform will inherently be subject to the risk of cybercrime that is difficult to manage and mitigate. If this happens the Company will strive to remedy the issue as soon as it is able to do so.

There is a risk that the counterparty to a contract may not perform.

Every offering led by a subsidiary of the Company that involves the maturation of a distilled alcohol and/or spirit will include multiple contracts with third-party contractors. These contractors could be suppliers or service providers. Either a brief of prolonged interruption of the counter-party’s contractual obligation(s) may impact the timing of a specific offering or its proposed maturation date. For example, a counter-party responsible for the delivery of aged whiskey barrels could default on its obligation, which may impact the entire maturation timetable for a given distilled spirit. Additionally, the Company’s counterparties may default on their obligation, which may impact the Company’s, and its subsidiaries, operations. If this happens the Company will strive to remedy the issue as soon as it is able to do so.

The Company and its Subsidiary’s operational health depends upon reliable access to the internet and other applicable internet dependent functionalities.

If the Company or any of its subsidiaries loose reliable and consistent access to the internet or other internet dependent functionalities required to operate the Company’s entire operational structure could be endangered, so long as the Company and its subsidiaries do not have reliable access to the internet or other internet dependent functionalities required to operate. The Company nor its subsidiaries can sufficiently their duties without reliable access to the internet or other internet dependent functionalities required to operate. If this happens the Company will strive to remedy the issue as soon as it is able to do so.

If we are unable to satisfy data protection, security, privacy, and other government- and industry-specific requirements, our growth could be harmed.

There are a number of data protection, security, privacy and other government- and industry-specific requirements, including those that require companies to notify individuals of data security incidents involving certain types of personal data. Security compromises could harm our reputation, erode user confidence in the effectiveness of our security measures, negatively impact our ability to attract new users, or cause existing users to stop using our platform.

We are subject to the risk of possibly becoming an investment company under the Investment Company Act.

The Investment Company Act regulates certain companies that invest in, hold or trade securities. Because a portion of our assets consist of Cask Investment Deeds are deemed to be securities, we run the risk of inadvertently becoming an investment company, which would require us to register under the Investment Company Act. Registered investment companies are subject to extensive, restrictive and potentially adverse regulations relating to, among other things, operating methods, leverage, management, capital structure, dividends and transactions with affiliates. In addition, we may structure transactions in a less advantageous manner than if we were not subject to such Investment Company Act risks, or we may avoid otherwise economically desirable transactions due to this risk. In addition, events beyond our control, including significant appreciation or depreciation in the market value of certain of our holdings, could result in us inadvertently becoming an investment company. If it were established that we were an investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC. If it were established that we were an investment company, it would have a material adverse effect on our business and financial operations and our ability to continue as a going concern.

Government regulation, legislation, and censorship.

We are subject to local and international laws and regulations. Changes in current or future regulation or legislation could significantly increase the cost of operation, or even preclude it.

Third party providers.

We rely on third-party service providers to operate. Any interruption or downtime in these third-party services, could have a negative impact on our operations. Any disruption in the availability of our platform could lead to downtime of our website and applications, which could harm relationships with our customers and materially adversely affect our business, prospects and operating results. Unless we become completely independent of third-party services, we remain subject to the risk that third-party providers will be unable to meet our needs.

Breaches of our systems.

Any breach of our systems, databases, or other information may have a significant legal and monetary impact on our business and reputation.

18

Use of Proceeds

We are offering for sale up to 20,000,000 shares of our Common stock with a par value $0.0001 per Share, at an offering price of $1.75 per Share, on a best-efforts basis. The Company is not conditioning this Offering on the sale of any minimum number of shares of common stock, meaning that we will retain the proceeds from the sale of any of the offered Shares. This Offering is being conducted on a “reasonable efforts” basis. (See “Plan of Distribution”).

This Offering will end on the earliest of (i) the date that is twelve months from the date this Offering Statement is qualified by the U.S. Securities and Exchange Commission, (ii) the date as of which all Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Shares sold and the amount of capital raised. If all of the Shares offered are purchased, our gross proceeds will be $35,000,000. Of the gross proceeds of this Offering, $125,000.00 will be payable through the conversion of certain of our outstanding promissory notes. Up to 300,000 shares may also be issued for cancellation of up to $525,000.00 of certain outstanding promissory notes.

The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them, assuming the sale of, respectively, 100%, 75% and 50% of the shares (based on our maximum offering amount of $35,000,000).

The Company reserves the right to change the use of proceeds.

Assumed Percentage of Shares Sold by the Company	100%	75%	50%
Price to public	$35,000,000	$26,250,000	$17,500,000

Commissions	$700,000	$525,000	$350,000

Offering expenses	$250,000	$250,000	$250,000

Net proceeds*	$34,050,000	$25,475,000	$16,900,000

Barrel allocation deposits	$12,000,000	$12,000,000	$6,000,000

Cask Investment Deed Marketing	$5,250,000	$3,937,500	$2,625,000

Barrel Portfolio Investment	$7,000,000	$2,500,000	$2,000,000

Strategic Distillery Partnerships	$2,750,000	$687,500	$625,000

Working capital and general corporate purposes	$7050,000	$6,350,750	$5,650,000

Total use of proceeds	$34,050,000	$25,475,000	$16,900,000

*Up to 300,000 Shares may be issued for cancellation of up to $525,000.00 of outstanding promissory notes.

19

We plan to use a significant portion of the net proceeds of this offering to put down deposits on barrel allocations with multiple distilleries. Securing barrel allocations over the next several years is a key component of our business plan for the purposes of pricing and fulfillment.

We expect to use a portion of the net proceeds to purchase barrels of whiskey for our investment portfolio.

We expect to use a portion of the net proceeds in order to form strategic partnerships with multiple distilleries in order to ensure future allocations, reduced pricing and overall growth.

The remaining net proceeds will be used for working capital and general corporate purposes, which include amounts required to pay officers’ salaries, bonuses, accrued or deferred compensation, consulting fees, professional fees, ongoing public reporting costs, computer equipment costs, office-related expenses and other corporate expenses. None of the proceeds will be used for payments to officers and directors of the Company or its subsidiaries, except as set forth in the preceding sentence.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

We currently anticipate that the net proceeds of this offering, assuming the maximum offering amount is raised, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least 24 months (assuming the sale of 50% of the shares in this offering) and 48 months (assuming the sale of the maximum offering amount in this offering) following the closing of this offering.

In the event we do not sell all of the Shares, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted with respect to their percentage ownership in our company. In all events, there can be no assurance that additional financing would be available to us when desired or needed and, if available, on terms acceptable to us.

The Company plans to use a significant portion of the net proceeds of this Reg A+ offering to put down deposits on barrel allocations with multiple distilleries. Securing barrel allocations over the next several years is a key component of the Company’s business plan for the purposes of pricing and fulfilment. SG will pay a customary 10% non-refundable deposit upon execution of the Distillate Supply and Storage Agreement. Such agreement provides SG with the price per barrel, number of barrels to be produced and the production schedule. SG will pay the additional 90% upon 30 days’ notice of the production run. The Company estimates that it will be able to secure the allocations necessary to fulfill its barrel needs over the next four years within eighteen months of the completion of this Offering. The Company anticipates the cost of its allocation deposits over the next eighteen months to be approximately $6,750,000 as per the Company’s Use of Proceeds. The Company intends to continue to build its corporate and operational infrastructure and to build interest in its brand. As such the Company has included in its Use of Proceeds a marketing budget of $2,812,500. That amount is to cover its advertising campaigns, marketing consultants and independent spirits brokers over the next eighteen months.

20

As noted above, the pivot to this plan of operations requires the Company to raise significant additional capital immediately. If the Company is successful in raising capital through the sale of shares offered for sale in this offering circular the Company believes that the Company will have sufficient cash resources to fund its plan of operations for the next 12 months.

The Company continually evaluates its plan of operations discussed above to determine the manner in which the Company can most effectively utilize its limited cash resources. The timing of completion of any aspect of the Company’s plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond the Company’s control. There is no assurance that the Company will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund the Company’s ongoing operations. The inability to secure additional capital would have a material adverse effect on the Company, including the possibility that the Company would have to sell or forego a portion or all of its assets or cease operations.

Even if the Company raises additional capital in the near future, if its operating business segments fail to achieve anticipated financial results, the Company’s ability to raise additional capital in the future to fund the Company’s operating business segments would likely be seriously impaired. If in the future the Company is not able to demonstrate favorable financial results or projections from the Company’s operating business segments, the Company will not be able to raise the capital the Company needs to continue its then current business operations and business activities, and it will likely not have sufficient liquidity or cash resources to continue operating.

Because the Company’s working capital requirements depend upon numerous factors there can be no assurance that the Company’s current cash resources will be sufficient to fund the Company’s operations. At present, the Company has no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, the Company will require immediate additional financing to fund future operations. There can be no assurance, however, that the Company will be able to obtain funds on acceptable terms, if at all.

Dilution

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

If you purchase shares in this Offering, your ownership interest in our common stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share of common stock in the Unit in this Offering and the negative net tangible book value per share of our common stock after this Offering.

The following table illustrates this per share dilution, assuming the Maximum Offering Amount of $35,000,000 is sold:

Public offering price per share	$1.75
Net tangible book value per share at December 31, 2022	$(0.01)
Increase to net tangible book value per share attributable to investors purchasing our Common stock in this Offering	$1.76

Pro forma net tangible book value per share as of December 31, 2022, after giving effect to this Offering	$0.30
Pro forma as adjusted net tangible book value per share	$0.30
Dilution of pro forma net tangible book value per share to investors purchasing our Common stock in this Offering	$1.45

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the Company. The investor’s stake in a company could be diluted due to the Company issuing additional shares. In other words, when the Company issues more shares, the percentage of the Company that you own will go down, even though the value of the Company may go up. You will own a smaller piece of a larger Company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, a crowdfunding round, a venture capital round or an angel investment), employees exercising stock options, or by conversion of certain instruments (such as convertible notes or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the Company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

The type of dilution that hurts early-stage investors most occurs when the Company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings.

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Such further possible dilution is not reflected in the table above.

Plan of Distribution

General

We are offering up to 20,000,000 Shares at $1.75 per Share on a “reasonable efforts” basis for gross proceeds up to $35,000,000. There is no minimum investment amount. Of the gross proceeds of this Offering, $125,000.00 will be payable through the conversion of certain of our outstanding promissory notes. In addition to this Offering Circular, we may use our existing website, www.spiritscap.com, blogs, and other social media to provide notification of the Offering. Persons who desire information will be directed to a landing page operated by us where a copy of this Offering Circular may be downloaded. This Offering Circular and any supplemental disclosure or disclosures will be furnished to prospective investors via download 24 hours per day, 7 days per week on our website. This Offering Circular and any supplemental disclosure or disclosures are also available at www.sec.gov. Prospective investors may also request copies of this Offering Circular and any supplemental disclosure or disclosures directly from us or from our broker-dealer, tZERO.

21

Procedures for Subscribing

You will be able to make an investment in our common stock through an online investment platform. If you decide to subscribe for our securities offered in this Offering, you should:

1.	Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in our common stock is suitable for you.
2.	Review the Subscription Agreement and execute the completed Subscription Agreement via electronic signature.
3.	Before or after a Subscription Agreement is signed, an integrated online payment portal will facilitate your transfer of funds by ACH, direct payment or by credit card (credit card investment may result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns) in an amount equal to the purchase price of your shares (as set out on the front page of your Subscription Agreement) into an escrow account with tZERO ATS, LLC that will not yield interest for investors. tZERO ATS, LLC will hold such subscription funds in escrow until such time as your Subscription Agreement is either accepted or rejected by us and, if accepted, such further time until you are issued the shares for which you subscribed.
4.	We and tZERO will review the subscription documentation completed and signed by you. You may be asked to provide additional information. We or tZERO will contact you directly, if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the Offering at any time prior to the initial closing date.
5.	Once the review is complete, we or tZERO will inform you whether or not your application to subscribe for our shares is approved or denied and if approved, the number of shares for which you are entitled to subscribe. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded (subject to the processing times of your banking institution), without interest or deduction. We will accept subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.
6.	If all or a part of your subscription is approved, then the number of shares you are entitled to subscribe will be issued to you upon on the applicable Closing Date. Simultaneously with the issuance of your shares, the subscription monies held by tZERO ATS, LLC in escrow on your behalf will be transferred to us.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement. We and tZERO will rely on the information you provide in the Subscription Agreement and the supplemental information you provide in order for tZERO to verify that you are qualified to invest in this offering. If any information about your status changes prior to you being issued shares, please notify tZERO or us immediately using the contact details set out in the Subscription Agreement.

Right to Reject Subscriptions. After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a Subscription Agreement, we will countersign the Subscription Agreement and issue the shares subscribed on the applicable Closing Date provided, however, that we reserve the right to reject any subscription, in whole or in part, for any reason or for no reason. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted Subscription Agreements are irrevocable.

The Shares will be sold for cash or may be issued as repayment of certain notes payable pursuant to Subscription Agreements accepted by the Company. The Offering will terminate at the earlier of: (i) the date that is twelve months from the date this Offering Statement is qualified by the U.S. Securities and Exchange Commission (ii) the date as of which all Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Shares sold and the amount of capital raised. If all of the Shares offered are purchased, our gross proceeds will be $35,000,000.

Broker-Dealer and Broker-Dealer Compensation

The Company has engaged tZERO Markets, LLC (“tZERO”), a broker-dealer registered with the Securities and Exchange Commission and a member of FINRA and SIPC, to act as the broker-dealer of record for this Offering. As compensation, the Company has agreed to pay tZERO a commission equal to 2% of the amount raised in the Offering., a one-time consulting fee of $20,000, a one-time due diligence fee of $5,000 and reimbursement of reasonable accountable expenses, including FINRA filing fees. The term of tZERO’s engagement shall continue until the earlier of (1) the final closing of the Offering or (2) 24 months from the date of tZERO’s engagement.

Escrow Agent

The Escrow Agent is tZERO ATS, LLC who has been appointed as escrow agent for the Offering pursuant to an escrow agreement between tZERO ATS, LLC and us. The fee due to the Escrow Agent for this Offering is $1,000.

The Escrow Agent shall establish a non-interest-bearing account” (the “Escrow Account”). The Escrow Account shall be a segregated deposit account at the bank. The Escrow Account maintained by the escrow agent shall be terminated in whole or in part on the earliest to occur of: (a) the Closing of the Offering, (b) the date which is one year after this Offering being qualified by the Commission, or (c) the date on which this Offering is earlier terminated by us, in our sole discretion. The foregoing sentence describes the escrow period the “Escrow Period.” During the Escrow Period, the parties agree that (i) the Escrow Account and escrowed funds will be held for the benefit of investors, and that (ii) we are not entitled to any funds received into escrow, and that no amount deposited into the Escrow Account shall become our property or any other entity, or be subject to any debts, liens or encumbrances of any kind of any other entity, until we have triggered closing of such funds. In the event the escrow agent does not receive written instructions from us to release funds from the Escrow Account on or prior to termination of the Escrow Period, the Escrow Agent shall terminate the escrow and make a full and prompt return of funds so that refunds are made to each investor in the exact amount received from said investor, without deduction, penalty or expense to investor.

The Escrow Agent shall process all escrowed amounts for collection through the banking system and shall maintain an accounting of each deposit posted to its ledger, which also sets forth, among other things, each investor’s name and address, the quantity of shares of common stock purchased, and the amount paid. Prior to processing, the escrowed funds may be sent from the on-line investment platform to one or more banking intermediaries for settlement purposes before being deposited into the Escrow Account.

If any Subscription Agreement for the purchase of shares of common stock is rejected by us, in our sole discretion, then the Subscription Agreement and the escrowed amounts for such investor shall be promptly returned to the rejected investor by the Escrow Agent.

We shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with the Escrow Agreement or the Escrow Account, including reasonable attorney’s fees.

The Escrow Agent, in no way endorses the merits of the Offering or of the securities.

Technology Services

In addition, the Company will pay tZERO Technologies, LLC the following fees for use of its on-line investment platform: (i) a one-time set up fee of $10,000, (ii) a monthly fee of $2,000 during the 12-month term of the Offering, (iii) a transaction fee of $20 per investment commitment submitted to the platform and (iv) certain additional fees for AML searches, accredited investor verification (if applicable) and administrative fees.

22

Provisions of Note in Our Subscription Agreement

Restrictions on Transfer

The subscription agreement that investors will execute in connection with the Offering contains a “market stand-off” provision in the event of a proposed public offering. During the period, not to exceed 180 days, commencing on the effective date of a registration statement relating to the initial public offering (“IPO”) and ending on the date specified by the Company and the managing underwriter of the IPO, investors agree not to transfer any shares of common stock, or other securities of the Company held by the investor, or securities convertible or exercisable or exchangeable for common stock without the prior written consent of the managing underwriter. Investors agree to execute any agreements as may be reasonably requested by the underwriters of the IPO to effect the market stand-off.

Governing Law and Venue.

Section 6 of our subscription agreement (which appears as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part) identifies the state of Delaware for the purposes of governing law. As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this Offering shall be determined in accordance with the laws of the state of Delaware. Furthermore, the subscription agreement establishes the state and federal courts located in the County of Orange, State of California as having jurisdiction over matters arising between the Company and shareholders, unless otherwise required under federal securities laws.

Business

Spirits Capital Corporation is a Delaware corporation formed on December 5, 1995. We are still building our structure and brand and developing our business plans for expansion.

The Company is currently structured as a holding company for the businesses of its subsidiaries. The Company currently has one operating wholly owned subsidiary, Spirits Global, Inc., a Delaware corporation (“SG”). SG was organized on May 7, 2018. It engages in the sale of Cask Investment Deeds that provide a fixed return over a fixed period of time. Each Cask Investment Deed is secured by one barrel of newly filled (less than one year) of aging Premium American Whiskey, which is held in a secure bonded facility and insured of the hold period of the investment. Revenue is generated from the difference in the Cask Investment Deed price and cost to the Company of the whiskey, storage fees and insurance. Additionally, the Company expects to generate revenue from the difference of the sale price of the whiskey and amounts owed to investors under the Cask Investment Deed.

SG will enter into distillation and warehouse agreements with vetted licensed Distilled Spirits Producers (“DSP’s”) to secure newly filled barrels of Premium American Whiskey. These inventories will be retained under storage and insurance agreements within the licensed DSP’s bonded warehouse until the inventory is sold on behalf of the company to licensed wholesale buyers. SG is obligated to maintain business property insurance policy for replacement cost of each barrel. The insurance carrier will perform a valuation on an annual basis in order to determine the current value and increased replacement cost. In addition, SG requires the DSP to maintain at all times and show proof of liability insurance that includes general liability, automobile liability, liquor liability and umbrella coverage. In the event of a loss, if the replacement cost does not cover the value of the deed SG would be responsible to cover the difference to the deed holder, which based upon SG’s limited operating history could present a risk to the deed holder.

As part of its development and expansion:

●	The Company intends to introduce similar Cask Investment Deed for other spirits, including but not limited to tequila, scotch, rum and other spirits.
●	The Company will build a portfolio of Premium American Whiskey and other spirits in order to generate profits on the future sale of said spirits after the aging process.
●	Through supplier agreements with purveyors of wholesale bulk spirits, the Company will monitor and maintain an index of available inventories, monthly release pricing, and track valuations of key inventories offered for sale by third parties. This includes access to actual sales comparable pricing, under NDA with its affiliated wholesalers.
●	The Company also intends to enter into strategic joint ventures with certain distilleries in order to maintain consistent allocations of newly filled Premium American Whiskey.
●	We will complete and implement a distributed ledger in order to provide the holders of a Cask Investment Deed with transparency and secure record keeping.

Cask Investment Deed

Description

The Cask Investment Deed is a loan instrument that provides the holder with a fixed return over a period of three to five years. Once the spirits underlying each Cask Investment Deed are acquired and poured, each Cask Deed Investment will be secured by one barrel of newly filled (less than one year) of Premium American Whiskey distilled by qualified Premium American Whiskey distillers. The barrels will be held in a bonded facility during the aging process. will be insured over the hold period of the investment. SG will complete and implement a distributed ledger in order to provide the holders of Cask Investment Deeds with transparency and secure record keeping.

Example: Each barrel of whiskey underlying a Cask Investment Deed will have its own identification number which will be entered onto the distributed ledger and will be accessible through our platform by the Cask Investment Deed holder.

The Cask Investment Deed, once the underlying spirits are secured, poured and assigned, will be subject to a security agreement entitling the deed holder to file a UCC-1 statement against the underlying barrels (collateral) of their Cask Investment Deeds. The UCC-1 statement serves as a lien on secured collateral, where the components and filing procedures are comparable to the lien requirements in residential mortgage loan contracts. The UCC-1 statement is a directive of the Uniform Commercial Code, which governs business deals and activities in the United States.

23

Rights and Obligations

SG shall manage and oversee the aging of the Whiskey contained in the barrels of unaged Premium American Whiskey in connection with Cask Investment Deed holder’s purchased deeds and will provide reports to the holder on the aging status, quality, and other relevant information, on a quarterly basis.

SG shall obtain and maintain an insurance policy for the replacement cost for each barrel until the related Cask Deed Investment obligation is satisfied in full. Upon each holder’s request, SG will provide Deedholder with current certificates of insurance as evidence of the required insurance coverage.

SG will execute a security agreement in favor of the Deedholder on the barrels of unaged Premium American Whiskey in connection with Deedholder’s purchased deeds.

SG will provide the Cask Investment Deed holder with the barrel identification number. In addition, SG will add the identification number to a digital ledger in order to provide further transparency.

SG will further be obligated to adhere to all of the terms and conditions pursuant to the Cask Investment Deed obligation.

Discontinued Operations

We recently discontinued our plan for operations for our wholly owned subsidiary, Spirits Whiskey Tokens, Inc., a Wyoming corporation (“SWT”), which originally intended to operate in the cryptocurrency space. We no longer have any intention or plans, for the foreseeable future, to enter the cryptocurrency space. The entity is dormant, and we expect to change its name before we commence new operations under this entity.

24

Our Competitive Strength

We believe that we differentiate ourselves from our competition and will be able to grow our business as a result of combining new age technology with one of the most consistently performing asset classes available today. Barreled whiskey has outperformed the S&P 500 by over 68% over the past ten years.1

See “Risk Factors—Risks related to our business—We may not be able to successfully develop and commercialize our product candidates and technologies.”

Employees

The Company employed 6 full-time employees at December 31, 2023, and as of the date hereof.

Properties

In September 2021, the Company entered into an office lease (the “Lease”) for approximately 3,000 square feet located at 100 Bayview Circle, Suite 4100, Newport Beach, CA 92660 for $10,350 per month. The Lease commenced on October 1, 2021, and expires on March 31, 2027.

Legal Proceedings

From time to time, the Company may be involved in legal proceedings or may be subject to other claims against it. The results of such legal proceedings and the resolution of such claims cannot be predicted with certainty; but in either case, the legal proceedings could have an adverse impact on the Company’s business because of defense and settlement costs, diversion of resources and other factors. The Company is not currently subject to any material claims against it, nor is it involved in any legal proceedings.

1 Source: Distilled Spirits Council of the United States 2021 Economic Briefing

25

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contain certain forward-looking statements. Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events; are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

Critical Accounting Policies

The following discussions are based upon our financial statements and accompanying notes, which have been prepared in accordance with accounting principles generally accepted in the United States.

The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingencies. We continually evaluate the accounting policies and estimates used to prepare the financial statements. We base our estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management.

Business Overview

Going Concern Uncertainty

As shown in the accompanying financial statements, the Company generated net losses of $32,477,619 and $48,695,108 during the years ended December 31, 2022, and 2021, respectively. The Company did not generate any revenue from product sales during the years ended December 31, 2022, and 2021. As of December 31, 2022, the Company’s current liabilities exceeded its current assets by $538,555. As of December 31, 2022, the Company had $397,440 of cash.

The Company will require additional funding during the next 12 months to finance the growth of its current operations and achieve its strategic objectives. These factors, as well as the uncertain conditions that the Company faces relative to capital raising activities, create substantial doubt as to the Company’s ability to continue as a going concern. The Company is seeking to raise additional capital principally through private placement offerings and is targeting strategic partners in an effort to finalize the development of its products and begin generating revenues. The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements and expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2023. However, management cannot make any assurances that such financing will be secured.

26

Plan of Operations

The Company integrates whiskey and technology.

We plan to use a significant portion of the net proceeds of this Reg A+ offering to put down deposits on barrel allocations with multiple distilleries. Securing barrel allocations over the next several years is a key component of our business plan for the purposes of pricing and fulfilment. At this time, we cannot reliably estimate the nature, timing or aggregate amount of such costs. We intend to continue to build our corporate and operational infrastructure.

As noted above, the pivot to this plan of operations requires us to raise significant additional capital immediately. If we are successful in raising the maximum offering amount through the sale of shares offered for sale in this Offering Circular, we believe that the Company will have sufficient cash resources to fund its plan of operations for the next 12 months.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on operations and financial condition, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations.

Even if we raise additional capital in the near future, if our operating business segments fail to achieve anticipated financial results, our ability to raise additional capital in the future to fund our operating business segments would likely be seriously impaired. If in the future we are not able to demonstrate favorable financial results or projections from our operating business segments, we will not be able to raise the capital we need to continue our then current business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

27

Results of Operations

Revenues

To date, the Company has not generated any operating revenues.

Operating Expenses

Selling, general and administrative expenses for the year ended December 31, 2022, increased by $393,884, or 395%, to $493,515 from $99,631 for the year ended December 31, 2021. The increase primarily consisted of an increase in the company’s operations, which have included leasing an office as well as the additional expenses of operating from the office.

Payroll related expenses for the year ended December 31, 2022, increased by $4,645, or 1.3%, to $361,061 from $356,416 for the year ended December 31, 2021. The increase is a result of hiring a full-time administrative assistant offset by the savings from the restructured employment agreement with a company executive that resulted in a portion of the higher salary for 2021.

Professional fees for the year ended December 31, 2022, increased by $161,836 to $217,169 from $55,333 for the year ended December 31, 2021. This increase primarily consisted of increased legal and consulting expenditures associated with the current Regulation A offering.

Stock based compensation for the year ended December 31, 2022, decreased by $17,712,476, or 36.3%, to $31,082,649 from $48,795,125 for the year ended December 31, 2021. This decrease is primarily due to the decreased issuances of common stock issued for new services.

Other Income (Expense)

For the year ended December 31, 2022, we had other expense of $323,225 compared to other income of $611,397 for the same period in 2021. This increase in other expense consisted primarily of an increase in interest expense of $89,953 due to an increase in borrowings and a $202,100 loss on the impairment of assets during 2022 compared to a $642,569 gain on the extinguishment of debt during 2021.

Net Loss

As a result of the above, we reported a net loss of $32,477,619 and $48,695,108 for the years ended December 31, 2022, and 2021, respectively.

28

SPIRITS CAPITAL CORPORATION

Consolidated Statements of Operations

	For the Years Ended December 31,
	2022	2021

REVENUES	$–	$–

OPERATING EXPENSES:
General and administrative	493,515	99,631
Salaries	361,061	356,416
Stock based compensation	31,082,649	48,795,125
Professional fees	217,169	55,333
TOTAL OPERATING EXPENSES	32,154,394	49,306,505

OPERATING LOSS	(32,154,394)	(49,306,505)

OTHER INCOME (EXPENSE)
Interest expense	(121,125)	(31,172)
Loss on the impairment of assets	(202,100)	–
Gain on the extinguishment of debt	–	642,569
TOTAL OTHER INCOME (EXPENSE)	(323,225)	611,397

LOSS BEFORE PROVISION FOR INCOME TAXES	(32,477,619)	(48,695,108)

PROVISION FOR INCOME TAXES	–	–

NET LOSS	$(32,477,619)	$(48,695,108)

LOSS PER SHARE:
Basic and diluted	$(0.38)	$(2.17)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted	86,571,147	22,487,854

See accompanying notes to consolidated financial statements.

29

Liquidity and Capital Resources

We require working capital to fund the continued development and commercialization of our proprietary fiber optic sensing devices, and for operating expenses. During the year ended December 31, 2022, we had $1,476,300 in new cash proceeds compared to the year ended December 31, 2021, when we had $162,625 in new cash proceeds.

As of December 31, 2022, we had cash of $397,440, compared to $22,279 as of December 31, 2021. We currently do not have sufficient cash to fund our operations for the next 12 months and will require additional funding during the next 12 months to finance the growth of its current operations and achieve its strategic objectives. The Company is seeking to raise additional capital principally through private placement offerings and is targeting strategic partners in an effort to finalize the development of its products and begin generating revenues. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2023. Currently, loans from banks or other lending sources for lines of credit or similar short-term borrowings are not readily available to us. We have been able to raise working capital to fund operations through the issuances of convertible notes or obtained through the issuance of our restricted common stock. As of December 31, 2022, the Company’s current liabilities exceeded its current assets by $538,555.

Our executive officers and our Board of Directors review our sources and potential uses of cash in connection with our annual budgeting process and whenever circumstances warrant. Generally speaking, our principal funding source is cash from financing activities, and our principal cash requirements include loans to our operating subsidiaries, operating expenses, and capital expenditures.

SPIRITS CAPITAL CORPORATION

Consolidated Balance Sheets

	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash	$397,440	$22,279
Deposits	23,997	23,997
Inventory	454,900	–
Prepaid expense	270,250	50,000
TOTAL CURRENT ASSETS	1,146,587	96,276

Operating lease right-of-use	449,062	599,820
Furniture and Equipment, net	47,077	42,223
TOTAL ASSETS	$1,642,726	$738,319

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$398,932	$478,537
Accrued salaries	573,074	412,917
Accrued interest	126,897	20,772
Accrued liabilities, other	5,708	–
Note payable, net of discount of $217,866 and $0	317,134	230,000
Derivative liability	182,210	–
Operating lease liability, current portion	81,187	70,228
TOTAL CURRENT LIABILITIES	1,685,142	1,212,454
Operating lease liability, long term portion	394,976	529,587
Other long-term liabilities, deeds	675,000	–

TOTAL LIABILITIES	2,755,118	1,742,041

STOCKHOLDERS’ DEFICIT:
Preferred stock (par value $0,0001; 1,000,000 shares authorized; 0 issued and outstanding at December 31, 2022, and 2021, respectively)	–	–
Common stock (par value $0.0001), 500,000,000 shares authorized, 94,717,470 and 61,676,320 shares issued and outstanding at December 31, 2022, and 2021, respectively	10,453	6,249
Paid-in capital in excess of par value	86,270,357	53,905,612
Accumulated deficit	(87,393,202)	(54,915,583)

TOTAL STOCKHOLDERS’ DEFICIT	(1,112,392)	(1,003,722)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,642,726	$738,319

See accompanying notes to consolidated financial statements.

30

Cash Flows from Operating Activities

During the year ended December 31, 2022, net cash used by operating activities was $886,214, resulting from our net loss of $32,477,619 and an increase in expenses, including stock-based compensation of $31,082,649, impairment of assets of $202,100, amortization of right of use assets of $150,758, and depreciation of $7,971. There was cash used in asset increases such as inventory of $454,900, prepaid expenses of $120,250 and increases in accrued liabilities of $271,990 offset by decreases in accounts payable of $115,261 and operating lease liabilities of $123,652.

By comparison, during the year ended December 31, 2021, net cash used by operating activities was $161,422, resulting from our net loss of $48,695,108, which consisted primarily of stock-based compensation of $48,795,125 offset by increases in accounts payable of $110,442, accrued liabilities of $293,189 and operating lease liabilities of $599,815 as well as a gain on the extinguishment of debt of $642,569 and the amortization of right of use assets of $599,820.

Cash Flows from Investing Activities

During the year ended December 31, 2022, we had net cash used in investing activities of $214,925. During the year ended December 31, 2021, net cash used by investing activities was $42,724.

Cash Flows from Financing Activities

During the year ended December 31, 2022, net cash provided by financing activities was $1,476,300 which was comprised of proceeds from the sale of common stock from offering of $1,171,000 and from issuance of a notes payable of $305,300. During the year ended December 31, 2021, net cash used by financing activities was $162,625, which was comprised of proceeds from issuance of a notes payable of $110,000 and the proceeds from the sale of common stock from offering of $52,675.

SPIRITS CAPITAL CORPORATION

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,477,619)	$(48,695,108)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	7,971	501
Stock based compensation	31,082,649	48,795,125
Loan acquisition costs	15,000	–
Impairment of assets	202,100	–
Extinguishment of debt	–	(642,569)
Amortization of right of use assets	150,758	(599,820)
Changes in operating assets and liabilities:
Deposits	–	(23,997)
Accounts payable	(115,261)	110,442
Accounts receivable	–	1,000
Prepaid expenses	(120,250)	–
Accrued salaries	160,157	272,417
Accrued interest	106,125	20,772
Accrued liabilities, other	5,708	–
Inventory	(454,900)	–
Other long-term liabilities, deeds	675,000	–
Operating lease liability	(123,652)	599,815
Net cash used by operating activities	(886,214)	(161,422)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(214,925)	(42,724)
Net cash used by investing activities	(214,925)	(42,724)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party notes payable	–	–
Proceeds from sale of common stock	1,171,000	52,625
Proceeds from notes payable	305,300	110,000
Net cash provided by financing activities	1,476,300	162,625
NET (DECREASE) INCREASE IN CASH	375,161	(41,521)
CASH, beginning of period	22,279	63,800
CASH, end of period	$397,440	$22,279
Non-cash finance and investing activities for the years ended December 31:
Stock issued for prepaid expense	$100,000	$–
Stock issued for settlement of notes payable	15,300	–
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year ended December 31:
Interest	$–	$–
Income taxes	$–	$–

See accompanying notes to consolidated financial statements.

31

Factors That May Affect Future Results

Management’s Discussion and Analysis contains information based on management’s beliefs and forward-looking statements that involve a number of risks, uncertainties, and assumptions. There can be no assurance that actual results will not differ materially from the forward-looking statements as a result of various factors, including but not limited to, our ability to obtain the equity funding or borrowings necessary to market and launch our products, our ability to successfully serially produce and market our products; our success establishing and maintaining collaborative licensing and supplier arrangements; the acceptance of our products by customers; our continued ability to pay operating costs; our ability to meet demand for our products; the amount and nature of competition from our competitors; the effects of technological changes on products and product demand; and our ability to successfully adapt to market forces and technological demands of our customers.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our consolidated financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity capital expenditures or capital resources.

Recent Accounting Pronouncements

We have provided a discussion of recent accounting pronouncements in Note 1 to the Condensed Financial Statements.

Directors, Executive Officers & Corporate Governance

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Title	Age	Mailing Address	Term of Office	Approximate Hours per Week for Part Time Employees
Todd Sanders	Chairman (Sole Director), Chief Executive Officer, Chief Financial Officer (1)	51	100 Bayview Circle, Suite 4100 Newport Beach, CA 92660	December 2019- present	Full Time
Reza Hashemi	Chief Technology Officer	29	100 Bayview Circle, Suite 4100 Newport Beach, CA 92660	July 2023- present	Full Time
Michael D. Weydemuller	Chief Investment Officer	55	100 Bayview Circle, Suite 4100 Newport Beach, CA 92660	December 2021- present	Full Time

(1) Mr. Sanders assumed the role of Chief Financial Officer in August 2023.

Biographical Information

Todd Sanders, Chairman, Chief Executive Officer, and Chief Financial Officer

Mr. Sanders has extensive knowledge of the small to medium size enterprise market. Mr. Sanders has been invested in and has held directorships in multiple companies. He has assisted companies by assembling management teams, boards of directors and advisory boards, and formulating business, capital formation, and investor relations strategies for the companies. Mr. Sanders has a background in venture capital, investing, mergers & acquisitions, strategic planning and corporate finance. In his career Mr. Sanders has been a founder, executive, investor, board member, or consultant to over two dozen private and publicly traded companies. Prior to serving as our Chairman and Chief Executive Officer, Mr. Sanders was the CEO of Two Eighty Seven LLC, a private investment and management consulting company that he founded in 2018.

32

Reza Hashemi, Chief Technology Officer

Prior to joining our Company, from 2020 to 2023, Mr. Hashemi served as CEO of Bini App, inc. From 2018-2020, he served as CTO of i3ops, inc. From 2015 to 2017, he served as VP Engineering of US Master Tec. An Edison Award winner, Mr. Hashemi is an inventor and entrepreneur specializing in technology development. Mr. Hashemi has an extensive experience in executive positions which has allowed him to bridge the gap between the tech and business worlds. Raised in Kuala Lumpur, Malaysia, Mr. Hashemi studied Information Technology Management and simultaneously pioneered the very first digital networked rental car company, which he later sold in order to join ELC Technologies (one of the top one hundred (100) leading tech companies of the decade) in Singapore.

Michael D. Weydemuller, Chief Investment Officer

Mr. Weydemuller also serves as the CEO of Trust Tax Compliance Network. Mr. Weydemuller oversees our Cask Investment Deed product. He has over eighteen (18) years of experience in individual, corporate and trust taxation as well as corporate accounting. He specialized in the Entertainment Industry and High Net Worth Individuals. As a tax professional, he has helped individuals, families, businesses, and nonprofit organizations navigate the complex US Tax Code. He has also managed other firms and held titles of Tax Director and Senior Tax Manager. Mr. Weydemuller has received his Bachelor of Arts Degree (Double-majored in International Business and International Relations) at Webster University, St. Louis, MO and received his Master of Science, Taxation (MST) at Golden Gate University, San Francisco, CA.

Sole Director

Todd Sanders has been the sole director of the Company and Chairman of the Board of Directors since December 30, 2019.

Committees of the Board of Directors

The Company’s Board of Directors currently does not have, and has never had, any committees.

There are no arrangements or understandings between our executive officers and directors and any other persons pursuant to which the executive officer or director was selected to act as such. There are no family relationships between any director or executive officer.

Executive Compensation

Compensation of the Directors and Executive Officers

We do not have any non-employee directors. As such, we do not currently compensate our chairman for his services as sole director. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Employment Agreements

We entered into employment agreements with each of our executive officers for the fiscal year ended December 31, 2022.

Mr. Sanders’ amended and restated employment agreement dated December 30, 2019 is for an initial term of five years. Mr. Sanders’ current salary is $175,000 annually, Customary severance payments are triggered in the event of termination by the Company without cause or by the executive for good reason. Mr. Sander’s salary was increased to $325,000 annually in April, 2023. In August 2023, he was granted a $300,000 bonus.

Mr. Seifert resigned on July 11, 202. Mr. Seifert’s at-will employment agreement, dated January 1, 2020, was for a term of three years. Customary severance payments were triggered in the event of termination by the Company without cause or by the executive for good reason. His salary was $96,000 annually at the time of his resignation. Upon a change of control, executive’s vested and unvested options become immediately exercisable for a period of three years.

Mr. Hashemi’s at will employment agreement, which was effective July 8, 2023, may be terminated by either party any time with or without cause. His current salary is $75,000 annually.

Mr. Weydemuller’s at will employee, which was effective December 31, 2021, may be terminated by either party any time with or without cause. His current salary is $60,000 annually, subject to increase based on Company growth goals. Mr. Weydemuller holds a warrant to purchase up to 3,000,000 shares of common stock at $0.50 per share, vesting based on Company growth goals.

Summary Compensation Table

The following table represents information regarding the total compensation of our three most highly compensated officers, including our Sole Director, for the year ended December 31, 2022.

Name	Title	Paid Compensation	Non-Cash Compensation	Accrued
Todd Sanders(1) (2)	Chairman, Chief Executive Officer, current Chief Financial Officer. Sole Director	$125,000.00	$0.00	$175,000.00
Reza Hashemi	Chief Technology Officer	$0.00	$0.00	$37,500.00
Thomas Seifert(1)	Former Chief Financial Officer	$32,935.00	$0.00	$96,000.00

(1) Mr. Seifert resigned on July 11, 2023. Mr. Sanders assumed the office in August 2023.

(2) Mr. Sanders’ salary increased to $325,000 annually in April 2023.

33

Certain Relationships and Related Party Transactions

Except as set forth below, there are no transactions or currently proposed transactions during the Company’s last two completed fiscal years and the current fiscal year, to which the issuer or any of its subsidiaries was or is to be a participant and the amount involved exceeds or the lesser of $120,000 and one percent of the average of the issuer’s total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or is to have a direct or indirect material interest, naming the person and stating his or her relationship to the issuer, the nature of the person’s interest in the transaction and, where practicable, the amount of such interest:

1.	Any director or executive officer of the issuer;
2.	Any nominee for election as a director;
3.	Any securityholder named in answer to Item 12(a)(2);
4.	Any immediate family member of the above persons.

On July 16, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 41,250,000 shares of common stock for $4,125 to Mr. Sanders, valued at $41,250,000. This transaction resulted in $41,245,875 in stock-based compensation which is reflected in the consolidated statement of operations.

On December 28, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 3,000,000 shares of common stock for $300 to Mr. Sanders, valued at $7,500,000. This transaction resulted in $2,999,700 in stock-based compensation which is reflected in the consolidated statement of operations.

On December 28, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 4,500,000 shares of common stock for $450 to Mr. Seifert, valued at $7,500,000. This transaction resulted in $4,499,550 in stock-based compensation which is reflected in the consolidated statement of operations.

On December 31, 2021, the Company’s Board of Directors approved the issuance of a warrants to purchase up to 3,000,000 shares of common stock to Mr. Weydemuller at $0.50 per share, vesting based on Company growth goals.

On March 22, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 4,500,000 shares of common stock for $450 to Mr. Hashemi, valued at $7,500,000. This transaction resulted in $4,499,550 in stock-based compensation which is reflected in the consolidated statement of operations.

As of December 31, 2022, the Company had accounts payable due to a related party of $2,273 and accrued salaries of $527,051. Total related party payments due as of December 31, 2022, and December 31, 2021 are $529,324 and $462,427, respectively. Those related party payable are non-interest bearing and due on demand.

Security Ownership of Management & Certain Security Holders

The following table sets forth the information concerning the number of outstanding shares of our common stock owned beneficially as of the date of this Offering Circular by (i) all Company executive officers and members of the Board of Directors as a group and (ii) each person who beneficially owns more than 10% of our common stock. All shares shown in the table as beneficially owned are owned directly by the named beneficial owner(s). The Company has no other class of voting securities.

Unless otherwise indicated, the stockholders listed below possess sole voting and investment power with respect to the securities they beneficially own. The address for each executive officer is 100 Bayview Cir, Ste 4100, Newport Beach, CA 92660.

Name and address of beneficial owner	Amount of beneficial ownership	Amount of beneficial ownership acquirable	Percent of class (3)
Directors and executive officers as a group	49,738,850		52.51%
Todd Sanders, Chairman, Sole Director, Chief Executive Officer, Chief Financial Officer (indirectly) (1)	43,481,000	0	45.91%
Green Capital Management Limited (2)	22,522,000	0	23.78%

(1)	Todd Sanders exercises sole voting and investment power over securities held by New American Oak Trust and Two Eighty Seven, LLC. 41,250,000 shares are held directly by New American Oak Trust and the remaining 2,231,000 shares are held directly by Two Eighty Seven, LLC.
(2)	Address: 6 St. Georges Building Suite 1908 19th Floor No 2 Ice House Street Central Hong Kong. Frank Dominick exercises sole voting and investment power over these securities.
(3)	Calculated based on 94,717,470 shares outstanding on December 31, 2022.

Changes in Control

There are no present arrangements or pledges of any of our securities, equity or debt, that may result in a change in our control.

Involvement in Certain Legal Proceedings

None of our executive officers or directors have been involved in any legal proceedings during the past five years required by Item 10 of Form 1-A and are material to the evaluation of his ability or integrity.

34

Description of Securities

The following is a general description of our common stock and does not purport to be complete. For a complete description of the terms and provisions of our common stock, refer to the Company’s Certificate and Bylaws, each of which is an exhibit incorporated by reference into the Offering Statement of which this Offering Circular is a part. This summary is qualified in its entirety by reference to these documents.

Authorized and Outstanding Capital Stock

As of December 31, 2022, number of shares outstanding of our common stock was 94,717,470. The total number of shares of stock of all classes of capital stock that the Company is authorized to issue is 501,000,000 shares. The authorized capital stock is divided into 500,000,000 shares of common stock having a par value of $0.0001 per share and 1,000,000 shares of preferred stock having a par value of $0.0001 per share.

Description of Common Stock

General. Each share of the Company’s common stock has the same rights and privileges. Holders of the common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All outstanding shares of common stock are fully paid and non-assessable. The Company’s common stock is quoted on the Pink Open Market, under the symbol “SSCC.”

Voting Rights.

Dividends. The Company has never paid cash dividends on its common stock and does not anticipate paying such dividends in the foreseeable future. The payment of dividends, if any, will be determined by the Board of Directors in light of conditions then existing and may be paid on the common stock subject to the prior rights and preferences, if any, applicable to shares of common stock or any series of common stock, when and if declared by the Board of Directors, out of funds legally available.

Liquidation and Distribution. If the Company voluntarily or involuntarily liquidates, dissolves or winds-up, or upon any distribution of assets, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of common stock or any series of common stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Material Limitation or Qualification of Rights of Common Stock

Preferred Stock

Our amended and restated certificate of incorporation gives the Board of Directors a “blank check” authorization to designate the class, powers, preferences, rights, qualifications, limitations, and restrictions of up to 1,000,000 shares of Preferred Stock. The Company does not have any Preferred Stock outstanding.

Anti-Takeover Provisions in our Certificate and Bylaws

Certain provisions of our Certificate and Bylaws summarized below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for the Company’s securities.

Our Certificate and Bylaws provide: (i) that the Company may issue preferred stock with such powers, preferences, rights, qualifications, limitations, and restrictions as the Board of Directors may, without prior stockholder approval, establish, as described above; and (ii) that special meetings of stockholders may only be called by the chairman of the Board of Directors, the president, the secretary, a majority of the members of the Board of Directors or the holders of a majority of the shares of common stock then outstanding.

35

Dividend Policy

Spirits Capital Corporation has never and currently does not intend to declare dividends on its common stock.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Barton LLP a 100 Wilshire Boulevard, Suite 1300, Santa Monica, CA 90401, Phone: 424.428.1101

EXPERTS

The financial statements for the years ended December 31, 2022, and 2021 for Spirits Capital Corporation. included in this prospectus and elsewhere in the registration statement have been audited by Urish Popeck & Co., LLC, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

Where You Can Find More Information

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

36

SPIRITS CAPITAL CORPORATION

Index to the Consolidated Financial Statements

As of December 31, 2022, and 2021

and for the Years Ended December 31, 2022, and 2021

37

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Spirits Capital Corporation

Newport Beach, California

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Spirits Capital Corporation (the “Company”) as of December 31, 2022, and 2021, the related consolidated statements of operations, changes in stockholders’ equity(deficit), and cash flows for the years December 31, 2022 and 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022, and 2021, and the results of its operations and its cash flows for each of the years ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency at December 31, 2022, and 2021. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Urish Popeck & Co., LLC

We have served as the Company’s auditor since 2021. Pittsburgh, PA

March 25, 2023

F-1

SPIRITS CAPITAL CORPORATION

Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021
ASSETS

CURRENT ASSETS:
Cash	$397,440	$22,279
Deposits	23,997	23,997
Inventory	454,900	–
Prepaid expense	270,250	50,000
TOTAL CURRENT ASSETS	1,146,587	96,276

Operating lease right-of-use	449,062	599,820
Furniture and Equipment, net	47,077	42,223

TOTAL ASSETS	$1,642,726	$738,319

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$398,932	$478,537
Accrued salaries	573,074	412,917
Accrued interest	126,897	20,772
Accrued liabilities, other	5,708	–
Note payable, net of discount of $217,866 and $0	317,134	230,000
Derivative liability	182,210	–
Operating lease liability, current portion	81,187	70,228
TOTAL CURRENT LIABILITIES	1,685,142	1,212,454

Operating lease liability, long term portion	394,976	529,587
Other long-term liabilities, deeds	675,000	–

TOTAL LIABILITIES	2,755,118	1,742,041

STOCKHOLDERS’ DEFICIT:
Preferred stock (par value $0,0001; 1,000,000 shares authorized; 0 issued and outstanding at December 31, 2022, and 2021, respectively)	–	–
Common stock (par value $0.0001), 500,000,000 shares authorized, 94,717,470 and 61,676,320 shares issued and outstanding at December 31, 2022, and 2021, respectively	10,453	6,249
Paid-in capital in excess of par value	86,270,357	53,905,612
Accumulated deficit	(87,393,202)	(54,915,583)

TOTAL STOCKHOLDERS’ DEFICIT	(1,112,392)	(1,003,722)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,642,726	$738,319

See accompanying notes to consolidated financial statements.

F-2

SPIRITS CAPITAL CORPORATION

Consolidated Statements of Operations

	For the Years Ended December 31,
	2022	2021

REVENUES	$–	$–

OPERATING EXPENSES:
General and administrative	493,515	99,631
Salaries	361,061	356,416
Stock based compensation	31,082,649	48,795,125
Professional fees	217,169	55,333
TOTAL OPERATING EXPENSES	32,154,394	49,306,505

OPERATING LOSS	(32,154,394)	(49,306,505)

OTHER INCOME (EXPENSE)
Interest expense	(121,125)	(31,172)
Loss on the impairment of assets	(202,100)	–
Gain on the extinguishment of debt	–	642,569
TOTAL OTHER INCOME (EXPENSE)	(323,225)	611,397

LOSS BEFORE PROVISION FOR INCOME TAXES	(32,477,619)	(48,695,108)

PROVISION FOR INCOME TAXES	–	–

NET LOSS	$(32,477,619)	$(48,695,108)

LOSS PER SHARE:
Basic and diluted	$(0.38)	$(2.17)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted	86,571,147	22,487,854

See accompanying notes to consolidated financial statements.

F-3

SPIRITS CAPITAL CORPORATION

Consolidated Statement of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2022, and 2021

	Preferred Stock		Common Stock		Paid in Capital in Excess of Par	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Value	Deficit	Deficit
Balance, December 31, 2020	–	$–	91,320	$91	$5,064,020	$(6,220,475)	$(1,156,364)
Issuance of common stock for cash	–	–	52,625	52	52,573	–	52,625
Issuance of common stock for stock-based compensation	–	–	61,532,375	6,106	48,789,019	–	48,795,125
Net loss	–	–	–	–	–	(48,695,108)	(48,695,108)
Balance, December 31, 2021	–	$–	61,676,320	$6,249	$53,905,612	$(54,915,583)	$(1,003,722)
Issuance of common stock for cash	–	–	2,170,000	217	1,170,783	–	1,171,000
Issuance of common stock for prepaid expense	–	–	100,000	10	99,990	–	100,000
Issuance of common stock for notes payable	–	–	10,000	1	15,299	–	15,300
Issuance of warrants for stock-based compensation	–	–	–	–	326,799	–	326,799
Issuance of common stock for stock-based compensation	–	–	30,761,150	3,976	30,751,874	–	30,755,850
Net loss	–	–	–	–	–	(32,477,619)	(32,477,619)
Balance, December 31, 2022	–	$–	94,717,470	$10,453	$86,270,357	$(87,393,202)	$(1,112,392)

See accompanying notes to consolidated financial statements.

F-4

SPIRITS CAPITAL CORPORATION

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,477,619)	$(48,695,108)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	7,971	501
Stock based compensation	31,082,649	48,795,125
Loan acquisition costs	15,000	–
Impairment of assets	202,100	–
Extinguishment of debt	–	(642,569)
Amortization of right of use assets	150,758	(599,820)
Changes in operating assets and liabilities:
Deposits	–	(23,997)
Accounts payable	(115,261)	110,442
Accounts receivable	–	1,000
Prepaid expenses	(120,250)	–
Accrued salaries	160,157	272,417
Accrued interest	106,125	20,772
Accrued liabilities, other	5,708	–
Inventory	(454,900)	–
Other long-term liabilities, deeds	675,000	–
Operating lease liability	(123,652)	599,815
Net cash used by operating activities	(886,214)	(161,422)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(214,925)	(42,724)
Net cash used by investing activities	(214,925)	(42,724)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party notes payable	–	–
Proceeds from sale of common stock	1,171,000	52,625
Proceeds from notes payable	305,300	110,000
Net cash provided by financing activities	1,476,300	162,625
NET (DECREASE) INCREASE IN CASH	375,161	(41,521)
CASH, beginning of period	22,279	63,800
CASH, end of period	$397,440	$22,279
Non-cash finance and investing activities for the years ended December 31:
Stock issued for prepaid expense	$100,000	$–
Stock issued for settlement of notes payable	15,300	–
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year ended December 31:
Interest	$–	$–
Income taxes	$–	$–

See accompanying notes to consolidated financial statements.

F-5

SPIRITS CAPITAL CORPORATION

Notes to the Consolidated Financial Statements
For the Years ended December 31, 2022, and 2021

NOTE 1 – BASIS OF FINANCIAL STATEMENT PRESENTATION

Organization and Description of Business

Capital Beverage Corporation (“Capital Beverage”) was incorporated under the laws of the State of Delaware on December 5, 1995. On December 30, 2019, Monogram Global Inc. a Delaware corporation (“Monogram”) and (the “Company”) merged with and into Capital Beverage Corporation. On April 29, 2021, the Company approved an amendment to change the name of the corporation to Spirits Capital Corporation.

Company is structured as a holding company for the businesses of its subsidiaries. The Company currently has two wholly owned subsidiaries. Its operating subsidiary, Spirits Global, Inc. (“SG”), is a company organized in Delaware on May 7, 2018, which engages in the sale of cask investment deeds.

On December 30, 2019, Capital Beverage entered into a Share Exchange Agreement (the “Agreement” or the (“Merger”) involving Capital Beverage as the surviving parent corporation and acquiring a privately held Delaware corporation known as Monogram Global Inc. With the change of control of the Company, the Merger was accounted for as a recapitalization in a manner similar to a reverse acquisition.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. Our financial statements as of December 31, 2022, and 2021 include the accounts of Spirits Global, Inc.

Reclassifications

Certain amounts in the December 31, 2022, financial statements have been reclassified to conform to the current year presentation.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

F-6

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are offset against sales and relieved from accounts receivable, after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2022, and 2021, there were no allowance for doubtful accounts.

Property and Equipment

Property and equipment are capitalized and depreciated over their estimated economic useful lives. Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

On December 31, 2022, the Company determined that previously purchased assets related to the Token Platform, valued at $202,100, were no longer going to be used in the Company’s operations and thus impaired the assets as of December 31, 2022.

The Company had $47,077 and $42,223 net of property and equipment as of December 31, 2022, and 2021, respectively. The Company had $11,086 and $501 of accumulated depreciation as of December 31, 2022, and 2021, respectively.

Revenue Recognition

The Company currently has no revenues from its operations. We anticipate that revenues from product sales, net of estimated returns and allowances, will be recognized when evidence of an arrangement is in place, related prices are fixed and determinable, contractual obligations have been satisfied, title and risk of loss have been transferred to the customer and collection of the resulting receivable is reasonably assured.

Concentration of Credit Risk

The Company has no significant concentrations of credit risk.

Related Parties

The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Derivative Financial Instruments

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a lattice model, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument could be required within 12 months after the balance sheet date.

F-7

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Beneficial Conversion Features

The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the shares of common stock at the commitment date to be received upon conversion.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, “Fair Value Measurements and Disclosures”. As defined in FASB ASC 820, the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement) as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

F-8

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold is measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

The Company was incorporated in 2018, and the Company does not anticipate a tax liability for the year ended December 31, 2022. The Company had no tax liability as of December 31, 2021.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

Recently Issued Accounting Pronouncements

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

F-9

NOTE 3 – GOING CONCERN

As shown in the accompanying financial statements, the Company generated net losses of $32,477,619 and $48,695,108 during the years ended December 31, 2022, and 2021, respectively. The Company did not generate any revenue from product sales during the years ended December 31, 2022, and 2021. As of December 31, 2022, the Company’s current liabilities exceeded its current assets by $538,555. As of December 31, 2022, the Company had $397,440 of cash.

The Company will require additional funding during the next 12 months to finance the growth of its current operations and achieve its strategic objectives. These factors, as well as the uncertain conditions that the Company faces relative to capital raising activities, create substantial doubt as to the Company’s ability to continue as a going concern. The Company is seeking to raise additional capital principally through private placement offerings and is targeting strategic partners in an effort to finalize the development of its products and begin generating revenues. The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements and expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2023. However, management cannot make any assurances that such financing will be secured.

NOTE 4 – NOTES PAYABLE

On December 16, 2020, the Company entered into a promissory note with Tellson Equities, LLC. (“Tellson”) issuing to Tellson a promissory note in the aggregate principal amount of $110,000 with a $10,000 original issue discount. The original issue discount of $10,000 was recorded as a charge to interest expense. The Company was unable to repay the loan by its maturity date of March 15, 2021, and thus the Company is currently in default on the loan resulting in interest shall accrue on the unpaid balance at a rate of fifteen percent (15%) per annum.

On April 8, 2021, the Company entered into a promissory note with Tellson issuing to Tellson a promissory note in the aggregate principal amount of $55,000 with a $5,000 original issue discount. The original issue discount of $5,000 was recorded as a charge to interest expense. The Company received $50,000 net cash. The Company was unable to repay the loan by its maturity date of June 15, 2021, and thus the Company is currently in default on the loan resulting in interest shall accrue on the unpaid balance at a rate of fifteen percent (15%) per annum.

On May 13, 2021, the Company entered into a promissory note with Tellson issuing to Tellson a promissory note in the aggregate principal amount of $27,500 with a $2,500 original issue discount. The original issue discount of $2,500 was recorded as a charge to interest expense. The Company received $25,000 net cash. The Company was unable to repay the loan by its maturity date of July 15, 2021, and thus the Company is currently in default on the loan resulting in interest shall accrue on the unpaid balance at a rate of fifteen percent (15%) per annum.

On June 18, 2021, the Company entered into a promissory note with Tellson issuing to Tellson a promissory note in the aggregate principal amount of $27,500 with a $2,500 original issue discount. The original issue discount of $2,500 was recorded as a charge to interest expense. The Company received $25,000 net cash. The Company was unable to repay the loan by its maturity date of September 15, 2021, and thus the Company is currently in default on the loan resulting in interest shall accrue on the unpaid balance at a rate of fifteen percent (15%) per annum.

On March 22, 2022, the Company’s Board of Directors approved, and the Company entered into a Debt Conversion Agreement where the Company issued 10,000 shares of common stock, valued at $10,000 in settlement of an outstanding note.

F-10

On September 1, 2022, the Company entered into a Promissory Note (“Note”) with an investor issuing an original issue discount promissory note in the aggregate principal amount of $315,000 with a $15,000 original issue discount. The note bears no interest, and the Company will issue 450,000 warrants at an exercise price of $0.50 per share once an agreement for the warrants can be consummated. The Company received $300,000 net cash.

As of December 31, 2022, and 2021, respectively, there were $317,134 and $230,000 of promissory notes outstanding, net of debt discount of $217,866, and $0, and accrued interest of $53,772 and $20,772.

Future minimum required payments over the next 5 years and thereafter are as follows:

Period ending December 31,
2023	$535,000
2024	–
2025	–
2026	–
2027 and after	–
Total	$535,000

NOTE 5 – OTHER LONG-TERM LIABILITIES, DEEDS

Deed liabilities

On February 17, 2022, the Company entered into a Securities Purchase Agreement where the Company sold one unit representing 300 “Cask Investment Deeds” (“February 22 Deeds”) for the purchase price of $450,000. Each February 22 Deed represents (i) the February 22 Deed of one (1) numbered newly-filled 200-liter barrel of unaged (i.e. aged for less than one year) premium American whiskey (collectively, the “Barrels of Unaged Premium Whiskey”), (ii) is valued at $1,500), (iii) is secured by a Security Agreement that is secured by the equivalent number of barrels, and (iv) is redeemable by the Purchaser after five (5) years from the date of issuance.

Each Cask Investment Deed shall mature five (5) years from the date of issuance at closing (the “Maturity Date”). On the Maturity Date, each February 22 Deed shall be redeemable by Purchaser (“Redemption”) at a redemption price of $2,625 per February 22 Deed.

On July 5, 2022, the Company entered into a Securities Purchase Agreement where the Company sold one half unit representing 100 “Cask Investment Deeds” (“July 22 Deeds”) for the purchase price of $225,000. Each July 22 Deed represents (i) the July 22 Deed of one (1) numbered newly-filled 200-liter barrel of unaged (i.e. aged for less than one year) premium American whiskey (collectively, the “Barrels of Unaged Premium Whiskey”), (ii) is valued at $2,250), (iii) is secured by a Security Agreement that is secured by the equivalent number of barrels, and (iv) is redeemable by the Purchaser after five (5) years from the date of issuance.

Each Cask Investment Deed shall mature five (5) years from the date of issuance at closing (the “Maturity Date”). On the Maturity Date, each July 22 Deed shall be redeemable by Purchaser (“Redemption”) at a redemption price of $3,937.50 per July 22 Deed.

In addition, each February 22 and July 22 Deed will accrue a premium redemption price at a rate of 15% per annum (the “Pre-redemption Premium Price”). On any day following the first anniversary of this Agreement (the “Pre-redemption Date”), the Company shall have the right to redeem (the “Pre-redemption”) either February 22 or July 22 Deed contained in a Unit for the Per Deed Price plus the Pre-redemption Price. The Pre-redemption Price shall be calculated on the basis of a 365-day year, counting the actual number of days elapsed between the date of sale of the Unit and the Pre-Redemption Date. For example, if one Unit (200 Cask Investment Deeds) is redeemed at the end of year three (3) the net proceeds to the Purchaser would be $450,000 plus three years of the Pre-redemption Price (15% per annum or $202,500) for a total Pre-redemption of $652,500 for the one Unit redeemed.

As of December 31, 2022, and December 31, 2021 respectively, there were $675,000 and $0 of Deeds outstanding. As of December 31, 2022, and December 31, 2021 respectively, there was accrued interest of $73,125 and $0 related to the Deeds.

F-11

NOTE 6 - DERIVATIVE LIABILITIES

On September 1, 2022, the Company entered into a Promissory Note (“Note”) with an investor issuing an original issue discount promissory note in the aggregate principal amount of $315,000 with a $15,000 original issue discount. The note bears no interest and on December 19, 2022, the Company issued 450,000 warrants at an exercise price of $0.50 per share with a life of 5 years.

On December 19, 2022, the Company issued 250,000 warrants at an exercise price of $1.00 per share with a life of 3 years as compensation for a consulting agreement.

On December 19, 2022, the Company issued 4,500 warrants at an exercise price of $1.00 per share with a life of 3 years as compensation for a consulting agreement.

Conversion feature derivative liability
Balance at January 1, 2022	$-
Derivative liability	182,210
Change in fair value included in earnings	-
Balance at December 31, 2022	$182,210

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

December 31, 2022
Expected volatility	92.8%
Expected term - years	2.97 - 4.97
Risk-free interest rate	2.63%
Expected dividend yield	-%

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED OTHER LIABILITIES

Accounts payable and accrued other liabilities consisted of the following:

	December 31, 2022	December 31, 2021
Accounts payable	$398,932	$478,537
Accrued salaries	573,074	412,917
Accrued interest	126,897	20,772
Accrued liabilities, other	5,708	–
Total	$1,104,611	$912,226

NOTE 8 – STOCKHOLDERS’ EQUITY

Capital Structure

On April 27, 2021, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) with Delaware Secretary of State. The Certificate of Amendment provides for (i) a 1-for-1,000 reverse split (the “Reverse Split”) of the Company’s common stock, $0.0001 par value per share. No fractional shares were issued in connection with the Reverse Split. Stockholders who otherwise would have been entitled to receive fractional shares of common stock or preferred stock, as the case may be, had the number of post-Reverse Split shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders received cash in lieu of fractional shares. The Reverse Split was approved by FINRA on June 24, 2021.

On July 8, 2021, the Company amended and restated its Certificate of Incorporation changing the authorized capital of the Corporation such that it is authorized to Issued 500,000,000 shares of common stock, par value $0.0001 and 1,000,000 shares of “blank check” preferred stock, par value $0,0001.

The authorized capital of the Company consists of 500,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0,0001 per share. As of December 31, 2022, and 2021, there were 94,717,470 and 61,676,320 shares of common stock and 0 shares of preferred stock issued and outstanding, respectively.

Preferred Stock

In accordance with the Company’s Bylaws, the Company has authorized a total of 1,000,000 shares of preferred stock, par value $0,0001 per share, for all classes. As of December 31, 2022, and 2021, there were no preferred shares issued and outstanding for all classes.

Common Stock

In accordance with the Company’s Bylaws, the Company has authorized a total of 500,000,000 shares of common stock, par value $0.0001 per share. As of December 31, 2022, and 2021, there were 94,717,470 and 61,676,320 common shares issued and outstanding.

F-12

On April 27, 2021, the Board of Directors of the Company unanimously adopted an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split at a ratio of 1-for-1,000 shares of common stock.

On July 8, 2021, the Company amended and restated its Certificate of Incorporation changing the authorized capital of the Corporation such that it is authorized to Issued 500,000,000 shares of common stock, par value $0.0001.

On July 15, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 250,000 shares of common stock for $250.

On July 16, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 41,250,000 shares of common stock for $4,125, valued at $41,250,000.

On July 21, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 6,500,000 shares of common stock for $6,500.

On September 30, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 500,000 shares of common stock for $500.

On November 17, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 5,000 shares of common stock for $5,000.

On November 23, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 5,000 shares of common stock for $5,000.

On November 30, 2021, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 50,000 shares of common stock, valued at $50,000.

On December 14, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 4,000,000 shares of common stock for $4,000.

On December 28, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 7,500,000 shares of common stock for $750, valued at $7,500,000.

On December 28, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 1,500,000 shares of common stock for $1,500.

On December 30, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On January 10, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 75,000 shares of common stock for $75,000.

On January 13, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 1,500,000 shares of common stock for $1,500, valued at $1,500,000.

On January 14, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On January 31, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 200,000 shares of common stock for $200,000.

On February 17, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 250,000 shares of common stock for $250,000.

On February 28, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 3,000 shares of common stock, valued at $3,000.

On March 22, 2022, the Company’s Board of Directors approved, and the Company entered into a Debt Conversion Agreement where the Company issued 10,000 shares of common stock, valued at $10,000 in settlement of an outstanding note.

On March 22, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 22,500,000 shares of common stock for $2,250, valued at $22,500,000.

On March 28, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 2,500 shares of common stock, valued at $2,500.

F-13

On March 28, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 1,000,000 shares of common stock for $1,000, valued at $1,000,000.

On March 31, 2022, the Company’s Board of Directors approved, and the Company entered into a Legal Retainer where the Company issued 100,000 shares of common stock, valued at $100,000.

On April 4, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On April 18, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On April 21, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On May 17, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 100,000 shares of common stock, valued at $100,000.

On May 31, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 1,800 shares of common stock, valued at $1,800.

On June 1, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 159,800 shares of common stock, valued at $159,800 as well as 5,300 shares of common stock, valued at $5,300 as payment of a note payable.

On June 1, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 25,000 shares of common stock, valued at $25,000.

On June 29, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 127,500 shares of common stock for $127,500.

On September 14, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 100,000 shares of common stock for $100,000.

On September 16, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On September 22, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 12,500 shares of common stock for $12,500.

On September 30, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 150,000 shares of common stock, valued at $150,000.

On September 30, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 13,750 shares of common stock, valued at $13,750.

On November 7, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 200,000 shares of common stock for $200,000.

On November 15, 2022, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 5,000 shares of common stock for $5,000.

On December 17, 2022, the Company’s Board of Directors approved, and the Company entered into an Employment Agreement where the Company issued 750,000 shares of common stock for $75, valued at $750,000.

F-14

On December 31, 2022, the Company’s Board of Directors approved, and the Company entered into an Advisory Agreement where the Company issued 50,000 shares of common stock, valued at $50,000.

Warrants

On September 1, 2022, the Company entered into a Promissory Note (“Note”) with an investor issuing an original issue discount promissory note in the aggregate principal amount of $315,000 with a $15,000 original issue discount. The note bears no interest and on December 19, 2022, the Company issued 450,000 warrants at an exercise price of $0.50 per share with a life of 5 years.

On December 19, 2022, the Company issued 250,000 warrants at an exercise price of $1.00 per share with a life of 3 years as compensation for a consulting agreement.

On December 19, 2022, the Company issued 4,500 warrants at an exercise price of $1.00 per share with a life of 3 years as compensation for a consulting agreement.

A summary of the status of the Company’s outstanding stock warrants and changes during the years ended December 31, 2022, and 2021, is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2021	-	$-	-
Granted	-	-	-
Exercised	-	-	-
Forfeited
Cancelled	-	-	-
Balance at December 31, 2021	-	$-	-

Balance at January 1, 2022	704,500	$0.68	3.68
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Balance outstanding at December 31, 2022	704,500	$0.68	3.68

As of December 31, 2022, and 2021, there were 704,500 and 0 stock warrants outstanding.

F-15

NOTE 9 - COMMITMENTS AND CONTINGENCIES

COVID-19

On January 30, 2020, the World Health Organization (WHO) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spread globally beyond the point of origin. On March 20, 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of these condensed consolidated financial statements. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s combined financial condition, liquidity and future results of operations. Management is actively monitoring the impact of the global situation on its consolidated financial condition, liquidity, operations, suppliers, industry and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity for fiscal year 2022 beyond the results presented in these condensed consolidated financial statements and this annual report.

Due to the impacts of COVID-19, we have seen an increase in recruiting and labor costs as well as delays in supply chain.

Lease Agreement

Effective October 1, 2021, a six-year lease was signed for 3,000 square feet for $124,200 annually, for our facilities in Newport Beach, California for $10,350 per month.

Such leases do not require any contingent rental payments, impose any financial restrictions, or contain any residual value guarantees. Variable expenses generally represent the Company’s share of the landlord’s operating expenses. The Company does not have any leases classified as financing leases.

The rate implicit in each lease is not readily determinable, and we therefore use our incremental borrowing rate to determine the present value of the lease payments. The weighted average incremental borrowing rate used to determine the initial value of right of use (ROU) assets and lease liabilities during the year ended December 31, 2021, was 6.00%, derived from borrowing rate, as obtained from the Company’s current lenders. Right of use assets for operating leases are periodically reduced by impairment losses. We use the long-lived assets impairment guidance in ASC Subtopic 360-10, Property, Plant, and Equipment – Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize. As of December 31, 2022, we have not recognized any impairment losses for our ROU assets.

We monitor for events or changes in circumstances that require a reassessment of one of our leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in profit or loss.

On December 31, 2022, and 2021, the Company had current operating lease liabilities of $81,187 and $70,228, respectively, and long-term lease liabilities of $394,976 and $529,587, respectively, and right of use assets of $449,062 and $599,820, respectively.

F-16

Future minimum lease payments under these leases are as follows:

Years Ending December 31,	Minimum Lease Payment
2023	$107,245
2024	133,081
2025	137,074
2026	141,186
2027 and later	23,997
Total undiscounted future non-cancelable minimum lease payments	542,583
Less: Imputed interest	(66,420)
Present value of lease liabilities	$476,163
Weighted average remaining term	4.25

Net rent expense for the years ended December 31, 2022, and 2021 were $111,900 and $23,586, respectively.

The Company’s rent expense paid for the years ended December 31, 2022, and 2021 was $115,455 and $22,411, respectively.

NOTE 10 – INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2022, and 2021 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to the valuation allowance to fully reserve net deferred tax assets.

The following table summarizes the significant differences between statutory rates for the years ended December 31, 2022, and 2021:

	2022	2021
Statutory tax rate:
U.S.	21.00%	21.00%
State taxes	8.70%	8.70%
Change in valuation allowance:	(29.70)%	(29.70)%
	–%	–%

The Company’s deferred tax assets and liabilities as of December 31, 2022, and 2021 are as follows:

	2022	2021
Deferred Tax Assets:
Net operating profits/losses	$276,000	$50,000
Intangible assets	–	–
Less: Valuation allowance	276,000	(50,000)
Net deferred asset	$–	$–

F-17

The Company calculates its income tax expense by estimating the annual effective tax rate and applying that rate to the year-to-date ordinary income (loss) at the end of the period. The Company records a tax valuation allowance when it is more likely than not that it will not be able to recover the value of its deferred tax assets. The Company had $0 and $0 income tax expense based on its profits/losses for the years ended December 31, 2022, and 2021, respectively.

NOTE 11 – RELATED PARTY TRANSACTIONS

On July 16, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 41,250,000 shares of common stock for $4,125 to related parties, valued at $41,250,000. This transaction resulted in $41,245,875 in stock-based compensation which is reflected in the consolidated statement of operations.

On December 28, 2021, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued 7,500,000 shares of common stock for $750 to related parties, valued at $7,500,000. This transaction resulted in $7,499,250 in stock-based compensation which is reflected in the consolidated statement of operations.

As of December 31, 2022, the Company had accounts payable due to a related party of $2,273 and accrued salaries of $527,051. Total related party payments due as of December 31, 2022, and December 31, 2021 are $529,324 and $462,427, respectively. Those related party payable are non-interest bearing and due on demand.

NOTE 12 – SUBSEQUENT EVENTS

The Company evaluated events occurring after the date of the accompanying unaudited condensed consolidated balance sheets through the date the financial statements were issued and identified that the following subsequent events that it believes require disclosure:

On January 10, 2023, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On January 25, 2023, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 65,000 shares of common stock for $65,000.

On February 24, 2023, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On February 7, 2023, the Company entered into a convertible promissory note issuing a convertible promissory note in the aggregate principal amount of $25,000 with a $1,250 original issue discount. The original issue discount of $1,250 was recorded as a charge to interest expense. The Company received $25,000 net cash.

On February 10, 2023, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On February 13, 2023, the Company entered into a convertible promissory note issuing a convertible promissory note in the aggregate principal amount of $100,000 with a $5,000 original issue discount. The original issue discount of $5,000 was recorded as a charge to interest expense. The Company received $100,000 net cash.

On February 16, 2023, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On February 24, 2023, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On March 3, 2023, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 75,000 shares of common stock for $75,000.

On March 8, 2023, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreement where the Company issued 75,000 shares of common stock for $75,000.

On March 9, 2023, the Company’s Board of Directors approved, and the Company entered into Securities Purchase Agreements where the Company issued a total of 150,000 shares of common stock for $150,000.

F-18

SPIRITS CAPITAL CORPORATION

Index to the Consolidated Financial Statements

As of March 31, 2023 (unaudited) and December 31, 2022

and for the Three Months Ended March 31, 2023 and 2022

F-19

SPIRITS CAPITAL CORPORATION

Consolidated Balance Sheets

	March 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$690,307	$397,440
Deposits	23,997	23,997
Inventory	485,903	454,900
Prepaid expense	330,100	270,250
TOTAL CURRENT ASSETS	1,530,307	1,146,587

Operating lease right-of-use	425,757	449,062
Furniture and Equipment, net	44,463	47,077

TOTAL ASSETS	$2,000,527	$1,642,726

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$455,440	$398,932
Accrued salaries	592,392	573,074
Accrued interest	160,346	126,897
Accrued liabilities, other	3,130	5,708
Note payable, net of discount of $182,741 and $217,866	483,509	317,134
Derivative liability	75,368	182,210
Operating lease liability, current portion	83,375	81,187
TOTAL CURRENT LIABILITIES	1,853,560	1,685,142

Operating lease liability, long term portion	367,825	394,976
Other long-term liabilities, deeds	675,000	675,000

TOTAL LIABILITIES	2,896,385	2,755,118

STOCKHOLDERS’ DEFICIT:
Preferred stock (par value $0.01; 1,000,000 shares authorized; 0 issued and outstanding at March 31, 2023 and December 31, 2022, respectively)	–	–
Common stock (par value $0.0001), 500,000,000 shares authorized, 95,481,470 and 94,717,470 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	10,529	10,453
Paid-in capital in excess of par value	87,034,281	86,270,357
Accumulated deficit	(87,940,668)	(87,393,202)

TOTAL STOCKHOLDERS’ DEFICIT	(895,858)	(1,112,392)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,000,527	$1,642,726

See accompanying notes to consolidated financial statements.

F-20

SPIRITS CAPITAL CORPORATION

Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended March 31,
	2023	2022

REVENUES	$–	$–

OPERATING EXPENSES:
General and administrative	124,323	139,510
Salaries	125,914	67,750
Stock based compensation	223,825	29,510,300
Professional fees	105,421	96,001
TOTAL OPERATING EXPENSES	579,483	29,813,561

OPERATING LOSS	(579,483)	(29,813,561)

OTHER INCOME (EXPENSE)
Interest expense	(39,700)	(8,318)
Amortization of debt discount	(35,125)	–
Gain on change of fair market value of derivative liabilities	106,842	–
TOTAL OTHER INCOME (EXPENSE)	32,017	(8,318)

LOSS BEFORE PROVISION FOR INCOME TAXES	(547,466)	(29,821,879)

PROVISION FOR INCOME TAXES	–	–

NET LOSS	$(547,466)	$(29,821,879)

LOSS PER SHARE:
Basic and Diluted	$(0.01)	$(0.46)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted	94,968,303	65,434,270

See accompanying notes to consolidated financial statements.

F-21

SPIRITS CAPITAL CORPORATION

Consolidated Statement of Changes in Stockholders’ Deficit

For the Three Months Ended March 31, 2023 and 2022

(unaudited)

	Preferred Stock		Common Stock		Paid in Capital in Excess of	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Par Value	Deficit	Deficit
Balance, December 31, 2022	–	$–	94,717,470	$10,453	$86,270,357	$(87,393,202)	$(1,112,392)
Issuance of common stock for cash	–	–	540,000	54	540,121	–	540,175
Issuance of common stock for stock based compensation	–	–	224,000	22	223,803	–	223,825
Net loss	–	–	–	–	–	(547,466)	(547,466)
Balance, March 31, 2023	–	$–	95,481,470	$10,529	$87,034,281	$(87,940,668)	$(895,858)

	Preferred Stock		Common Stock		Paid in Capital in Excess of	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Par Value	Deficit	Deficit
Balance, December 31, 2021	–	$–	61,676,320	$6,249	$53,905,612	$(54,915,583)	$(1,003,722)
Issuance of common stock for cash	–	–	595,350	60	595,290	–	595,350
Issuance of common stock for stock based compensation	–	–	30,595,150	3,959	29,592,191	–	29,596,150
Net loss	–	–	–	–	–	(29,821,879)	(29,821,879)
Balance, March 31, 2022	–	$–	92,866,820	$10,268	$84,093,093	$(84,737,462)	$(634,101)

See accompanying notes to consolidated financial statements.

F-22

SPIRITS CAPITAL CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

	For the Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(547,466)	$(29,821,879)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	2,614	2,075
Stock based compensation	223,825	29,596,150
Change in the fair value of derivative liability	(106,842)	–
Amortization of debt discount	35,125
Amortization of right of use assets	23,305	24,696
Changes in operating assets and liabilities:
Accounts payable	56,508	(85,519)
Prepaid expenses	(59,850)	(150,000)
Accrued salaries	19,318	11,817
Accrued interest	30,871	33,449
Inventory	(31,003)	–
Operating lease liability	(24,963)	(15,208)
Net cash used by operating activities	(378,558)	(404,419)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	–	(8,589)
Net cash used by investing activities	–	(8,589)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	540,175	595,350
Proceeds from notes payable	131,250
Net cash provided by financing activities	671,425	595,350
NET (DECREASE) INCREASE IN CASH	292,867	182,342
CASH, beginning of period	397,440	22,279
CASH, end of period	$690,307	$204,261
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the three months ended March 31:
Interest	$–	$–
Income taxes	$–	$–

See accompanying notes to consolidated financial statements.

F-23

SPIRITS CAPITAL CORPORATION

Notes to the Consolidated Financial Statements

For the Three Months ended March 31, 2023 and 2022

NOTE 1 – BASIS OF FINANCIAL STATEMENT PRESENTATION

Organization and Description of Business

Capital Beverage Corporation (“Capital Beverage”) was incorporated under the laws of the State of Delaware on December 5, 1995. On December 30, 2019, Monogram Global Inc. a Delaware corporation (“Monogram”) and (the “Company”) merged with and into Capital Beverage Corporation. On April 29, 2021, the Company approved an amendment to change the name of the corporation to Spirits Capital Corporation.

Spirits Capital Corporation is a platform providing secured purchase of premium American Whiskey while maturing. The objectives of the company development was a vision to create an open, safe and secure marketplace for value hunters who want to capitalize on the strong and promising future of this spirit.

On December 30, 2019, Capital Beverage entered into a Share Exchange Agreement (the “Agreement” or the (“Merger”) involving Capital Beverage as the surviving parent corporation and acquiring a privately held Delaware corporation known as Monogram Global Inc. With the change of control of the Company, the Merger was accounted for as a recapitalization in a manner similar to a reverse acquisition.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. Our financial statements as of March 31, 2023 and December 31, 2022 include the accounts of Spirits Global, Inc.

Reclassifications

Certain amounts in the March 31, 2023 financial statements have been reclassified to conform to the current year presentation.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

F-24

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are offset against sales and relieved from accounts receivable, after all means of collection have been exhausted and the potential for recovery is considered remote. As of March 31, 2023 and December 31, 2022, there were no allowance for doubtful accounts.

Property and Equipment

Property and equipment are capitalized and depreciated over their estimated economic useful lives. Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

The Company had $44,463 and $47,077 net property and equipment as of March 31, 2023 and December 31, 2022, respectively. The Company had $13,700 and $11,086 of accumulated depreciation as of March 31, 2023 and December 31, 2022, respectively.

Revenue Recognition

The Company currently has no revenues from its operations. We anticipate that revenues from product sales, net of estimated returns and allowances, will be recognized when evidence of an arrangement is in place, related prices are fixed and determinable, contractual obligations have been satisfied, title and risk of loss have been transferred to the customer and collection of the resulting receivable is reasonably assured.

Concentration of Credit Risk

The Company has no significant concentrations of credit risk.

Related Parties

The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Derivative Financial Instruments

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a lattice model, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument could be required within 12 months after the balance sheet date.

F-25

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Beneficial Conversion Features

The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the shares of common stock at the commitment date to be received upon conversion.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, “Fair Value Measurements and Disclosures”. As defined in FASB ASC 820, the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement) as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

F-26

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

The Company does not anticipate a tax liability for the year ended December 31, 2022.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

Recently Issued Accounting Pronouncements

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

F-27

NOTE 3 – GOING CONCERN

As shown in the accompanying financial statements, the Company generated net losses of $547,466 and $32,477,619 during the three months ended March 31, 2023 and the year ended December 31, 2022, respectively. The Company did not generate any revenue from product sales during the three months ended March 31, 2023 and the year ended December 31, 2022. As of March 31, 2023, the Company’s current liabilities exceeded its current assets by $323,253. As of March 31, 2023, the Company had $690,307 of cash.

The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives. These factors, as well as the uncertain conditions that the Company faces relative to capital raising activities, create substantial doubt as to the Company’s ability to continue as a going concern. The Company is seeking to raise additional capital principally through private placement offerings and is targeting strategic partners in an effort to finalize the development of its products and begin generating revenues. The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements and expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2023. However, management cannot make any assurances that such financing will be secured.

NOTE 4 – NOTES PAYABLE

As of March 31, 2023 and December 31, 2022, respectively, there were $483,509 and $317,134 of promissory notes outstanding, net of debt discount of $182,741, and $217,866, and accrued interest of $61,909 and $53,772.

Future minimum required payments over the next 5 years and thereafter are as follows:

Period ending December 31,
2023	$535,000
2024	131,250
2025	–
2026	–
2027 and after	–
Total	$666,250

On February 1, 2023, the Company entered into a Promissory Note (“Note”) with an investor issuing a original issue discount promissory note in the aggregate principal amount of $26,250 with a $1,250 original issue discount. The note bears no interest. The Company received $25,000 net cash.

On February 1, 2023, the Company entered into a Promissory Note (“Note”) with an investor issuing a original issue discount promissory note in the aggregate principal amount of $105,000 with a $5,000 original issue discount. The note bears no interest. The Company received $100,000 net cash.

NOTE 5 – OTHER LONG TERM LIABILITIES, DEEDS

Deed liabilities

As of March 31, 2023 and December 31, 2022 respectively, there were $675,000 and $675,000 of Deeds outstanding. As of March 31, 2023 and December 31, 2022 respectively, there was accrued interest of $98,438 and $73,125 related to the Deeds.

F-28

NOTE 6 - DERIVATIVE LIABILITIES

Conversion feature derivative liability
Balance at December 31, 2022	$182,210
Derivative liability	-
Change in fair value included in earnings	(106,842)
Balance at March 31, 2023	$75,368

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

March 31, 2023
Expected volatility	26. %
Expected term - years	2.72 - 4.72
Risk-free interest rate	3.81%
Expected dividend yield	—%

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED OTHER LIABILITIES

Accounts payable and accrued other liabilities consisted of the following:

	March 31, 2023	December 31, 2022
Accounts payable	$455,440	$398,932
Accrued salaries	592,392	573,074
Accrued interest	160,346	126,897
Accrued liabilities, other	3,130	5,708
Total	$1,211,308	$1,104,611

NOTE 8 – STOCKHOLDERS’ EQUITY

Capital Structure

The authorized capital of the Company consists of 500,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2023 and December 31, 2022, there were 95,481,470 and 94,717,470 shares of common stock and 0 shares of preferred stock issued and outstanding, respectively.

Preferred Stock

In accordance with the Company’s bylaws, the Company has authorized a total of 1,000,000 shares of preferred stock, par value $0.01 per share, for all classes. As of December 31, 2022 and 2021, there were no preferred shares issued and outstanding for all classes.

F-29

Common Stock

As of March 31, 2023 and December 31, 2022, there were 95,481,470 and 94,717,470 shares of common stock and 0 shares of preferred stock issued and outstanding, respectively.

On January 10, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On January 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 65,000 shares of common stock for $65,000.

On February 3, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On February 6, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On February 16, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On February 24, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On March 3, 2023, the Company’s Board of Directors approved and the Company entered into Securities Purchase Agreements where the Company issued 300,000 shares of common stock for $300,000.

On March 26, 2023, the Company’s Board of Directors approved and the Company entered into an Advisory Agreement where the Company issued 175,000 shares of common stock, valued at $175,000.

On March 31, 2023, the Company’s Board of Directors approved and the Company entered into an Advisory Agreement where the Company issued 49,000 shares of common stock, valued at $49,000.

Warrants

On February 8, 2023, the Company issued 2,250 warrants at an exercise price of $1.00 per share with a life of 3 years as compensation for a consulting agreement.

A summary of the status of the Company’s outstanding stock warrants and changes during the three months ended March 31, 2023, is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2023	704,500	$0.68	3.68
Granted	2,250	1.00	3.00
Exercised	-	-	-
Forfeited
Cancelled	-	-	-
Balance at March 31, 2023	706,750	$0.68	3.43

As of March 31, 2023 and December 31, 2022, there were 706,750 and 704,500 stock warrants outstanding.

F-30

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Lease Agreement

On March 31, 2023 and December 31, 2022, the Company had current operating lease liabilities of $83,375 and $81,187, respectively, and long-term lease liabilities of $367,825 and $394,976, respectively, and right of use assets of $425,757 and $449,062, respectively.

Future minimum lease payments under these leases are as follows:

Minimum
Lease
Years Ending December 31,	Payment
2023	$75,263
2024	133,081
2025	137,074
2026	141,186
2027 and later	23,997
Total undiscounted future non-cancelable minimum lease payments	510,601
Less: Imputed interest	(59,401)
Present value of lease liabilities	$451,200
Weighted average remaining term	4.00

Net rent expense for the three months ended March 31, 2023 and 2022 were $34,686 and $56,380, respectively.

NOTE 10 – RELATED PARTY TRANSACTIONS

As of March 31, 2023, the Company had accounts payable due to a related party of $4,762 and accrued salaries of $592,392. Total related party payments due as of March 31, 2023 and December 31, 2022 are $597,154 and $575,347, respectively. Those related party payable are non-interest bearing and due on demand.

NOTE 11 – SUBSEQUENT EVENTS

The Company evaluated events occurring after the date of the accompanying unaudited condensed consolidated balance sheets through the date the financial statements were issued and identified that the following subsequent events that it believes require disclosure:

Subsequent to March 31, 2023, the Company’s Board of Directors approved and the Company entered into Securities Purchase Agreement where the Company issued 2,945,000 shares of common stock for $2,945,000.

On May 10, 2023, the Company repaid three outstanding notes totaling $220,000 plus $64,621 in accrued interest.

F-31

SPIRITS CAPITAL CORPORATION

Index to the Consolidated Financial Statements

As of June 30, 2023 (unaudited) and December 31, 2022

and for the Six Months Ended June 30, 2023 and 2022

F-32

SPIRITS CAPITAL CORPORATION

Consolidated Balance Sheets

	June 30,	December 31,
	2023	2022
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash	$2,743,814	$397,440
Deposits	238,497	23,997
Inventory	488,976	454,900
Prepaid expense	372,450	270,250
TOTAL CURRENT ASSETS	3,843,737	1,146,587

Operating lease right-of-use	402,077	449,062
Furniture and Equipment, net	45,790	47,077

TOTAL ASSETS	$4,291,604	$1,642,726

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$636,596	$398,932
Accrued salaries	219,264	573,074
Accrued interest	121,038	126,897
Accrued liabilities, other	3,129	5,708
Note payable, net of discount	324,478	317,134
Derivative liability	71,193	182,210
Operating lease liability, current portion	85,596	81,187
TOTAL CURRENT LIABILITIES	1,461,294	1,685,142

Operating lease liability, long term portion	340,264	394,976
Other long-term liabilities, deeds	675,000	675,000

TOTAL LIABILITIES	2,476,558	2,755,118

STOCKHOLDERS’ DEFICIT:
Preferred stock (par value $0.01; 1,000,000 shares authorized; 0 issued and outstanding at June 30, 2023 and December 31, 2022, respectively)	–	–
Common stock (par value $0.0001), 500,000,000 shares authorized, 99,255,470 and 94,717,470 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	10,920	10,453
Common stock issuable	133,700
Paid-in capital in excess of par value	90,715,190	86,270,357
Accumulated deficit	(89,044,764)	(87,393,202)

TOTAL STOCKHOLDERS’ DEFICIT	1,815,046	(1,112,392)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,291,604	$1,642,726

See accompanying notes to consolidated financial statements.

F-33

SPIRITS CAPITAL CORPORATION

Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

REVENUES	$–	$–	$–	$–

OPERATING EXPENSES:
General and administrative	664,148	158,416	788,471	297,926
Salaries	224,177	81,788	350,091	149,538
Stock based compensation	96,094	271,100	319,919	29,796,900
Professional fees	133,665	2,217	239,086	82,718
TOTAL OPERATING EXPENSES	1,118,084	513,521	1,697,567	30,327,082

OPERATING LOSS	(1,118,084)	(513,521)	(1,697,567)	(30,327,082)

OTHER EXPENSE
Interest expense	70,782	(30,818)	31,082	(39,136)
Amortization of debt discount	(60,969)		(96,094)
Gain on change in fair market value of derivative liability	4,175		111,017
TOTAL OTHER EXPENSE	13,988	(30,818)	46,005	(39,136)

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,104,096)	(544,339)	(1,651,562)	(30,366,218)

PROVISION FOR INCOME TAXES	–	–	–	–

NET LOSS	(1,104,096)	(544,339)	(1,651,562)	(30,366,218)

LOSS PER SHARE:
Basic and Diluted	$(0.01)	$(0.01)	$(0.02)	$(0.38)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted	97,853,822	93,081,594	96,419,034	79,334,306

See accompanying notes to consolidated financial statements.

F-34

SPIRITS CAPITAL CORPORATION

Consolidated Statement of Changes in Stockholders’ Deficit

For the Three Months Ended June 30, 2023 and 2022

(unaudited)

	Preferred Stock		Common Stock		Common stock	Paid in Capital in Excess of	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	issuable	Par Value	Deficit	Deficit
Balance, December 31, 2022	–	$–	94,717,470	$10,453		$86,270,357	$(87,393,202)	$(1,112,392)
Issuance of common stock for cash	–	–	4,314,000	445	$133,700	$4,221,030	–	4,355,175
Issuance of common stock for stock based compensation	–	–	224,000	22		$223,803	–	223,825
Net loss	–	–	–	–		–	(1,651,562)	(1,651,562)
Balance, June 30, 2023	–	$–	99,255,470	$10,920	$133,700	$90,715,190	$(89,044,764)	$1,815,046

	Preferred Stock		Common Stock		Paid in Capital in Excess of	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Par Value	Deficit	Deficit
Balance, December 31, 2021	–	$–	61,676,320	$6,249	$53,905,612	$(54,915,583)	$(1,003,722)
Issuance of common stock for cash and stock based compensation	–	–	31,190,500	4,019	30,187,481	–	30,191,500
Net loss	–	–	–	–	–	(29,821,879)	(29,821,879)
Balance, March 31, 2022	–	$–	92,866,820	$10,268	$84,093,093	$(84,737,462)	$(634,101)
Issuance of common stock for cash and stock based compensation	–	–	544,400	54	544,346	–	544,400
Net loss	–	–	–	–	–	(544,339)	(544,339)
Balance, June 30, 2022	–	$–	93,411,220	$10,322	$84,637,439	$(85,281,801)	$(634,040)

See accompanying notes to consolidated financial statements.

F-35

SPIRITS CAPITAL CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,651,562)	$(30,366,218)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	1,287	4,604
Stock based compensation	223,825	29,796,900
Change in the fair value of derivative liability	(111,017)	-
Amortization of debt discount	35,125	-
Amortization of right of use assets	46,985	49,726
Changes in operating assets and liabilities:
Accounts payable	237,664	(88,723)
Prepaid expenses	(102,200)	(53,500)
Inventory	(34,077)	(339,900)
Accrued liabilities	(362,249)	88,818
Operating lease liability	(50,302)	423,580
Net cash used by operating activities	(1,766,521)	(484,713)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	-	(15,439)
Deposits	(214,500)
Net cash used by investing activities	(214,500)	(15,439)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	(27,780)	4,500
Proceeds from sale of common stock	4,355,175	833,700
Net cash provided by financing activities	4,327,395	838,200
NET INCREASE (DECREASE) IN CASH	2,346,374	338,048
CASH, beginning of period	397,440	22,279
CASH, end of period	$2,743,814	$360,327
Non-cash finance and investing activities for the six months ended June 30:
Stock issued for prepaid expense	$–	$100,000
Stock issued for settlement of notes payable	–	5,300
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year ended December 31:
Interest	$–	$–
Income taxes	$–	$–

See accompanying notes to consolidated financial statements.

F-36

SPIRITS CAPITAL CORPORATION

Notes to the Consolidated Financial Statements

For the Six Months ended June 30, 2023 and 2022

NOTE 1 – BASIS OF FINANCIAL STATEMENT PRESENTATION

Organization and Description of Business

Capital Beverage Corporation (“Capital Beverage”) was incorporated under the laws of the State of Delaware on December 5, 1995. On December 30, 2019, Monogram Global Inc. a Delaware corporation (“Monogram”) and (the “Company”) merged with and into Capital Beverage Corporation. On April 29, 2021, the Company approved an amendment to change the name of the corporation to Spirits Capital Corporation.

Spirits Capital Corporation is a platform providing secured purchase of premium American Whiskey while maturing. The objectives of the company development was a vision to create an open, safe and secure marketplace for value hunters who want to capitalize on the strong and promising future of this spirit.

On December 30, 2019, Capital Beverage entered into a Share Exchange Agreement (the “Agreement” or the (“Merger”) involving Capital Beverage as the surviving parent corporation and acquiring a privately held Delaware corporation known as Monogram Global Inc. With the change of control of the Company, the Merger was accounted for as a recapitalization in a manner similar to a reverse acquisition.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. Our financial statements as of June 30, 2023 and December 31, 2022 include the accounts of Spirits Global, Inc.

Reclassifications

Certain amounts in the June 30, 2023 financial statements have been reclassified to conform to the current year presentation.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

F-37

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are offset against sales and relieved from accounts receivable, after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30, 2023 and December 31, 2022, there were no allowance for doubtful accounts.

Property and Equipment

Property and equipment are capitalized and depreciated over their estimated economic useful lives. Upon sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the determination of income or loss.

The Company had $45,790 and $47,077 net property and equipment as of June 30, 2023 and December 31, 2022, respectively. The Company had $16,491 and $11,086 of accumulated depreciation as of June 30, 2023 and December 31, 2022, respectively.

Revenue Recognition

The Company currently has no revenues from its operations. We anticipate that revenues from product sales, net of estimated returns and allowances, will be recognized when evidence of an arrangement is in place, related prices are fixed and determinable, contractual obligations have been satisfied, title and risk of loss have been transferred to the customer and collection of the resulting receivable is reasonably assured.

 Concentration of Credit Risk

The Company has no significant concentrations of credit risk.

Related Parties

The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Derivative Financial Instruments

For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a lattice model, in accordance with ASC 815-15 “Derivative and Hedging” to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument could be required within 12 months after the balance sheet date.

F-38

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Beneficial Conversion Features

The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the shares of common stock at the commitment date to be received upon conversion.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, “Fair Value Measurements and Disclosures”. As defined in FASB ASC 820, the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement) as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

F-39

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

The Company does not anticipate a tax liability for the year ended December 31, 2022.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

F-40

Recently Issued Accounting Pronouncements

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

As shown in the accompanying financial statements, the Company generated net losses of $1,651,562 and $32,477,619 during the six months ended June 30, 2023 and the year ended December 31, 2022, respectively. The Company did not generate any revenue from product sales during the six months ended June 30, 2023 and the year ended December 31, 2022. As of June 30, 2023, the Company’s current assets exceeded its current liabilities by $2,382,443.  As of June 30, 2023, the Company had $2,743,814 of cash.

The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives. These factors, as well as the uncertain conditions that the Company faces relative to capital raising activities, create substantial doubt as to the Company’s ability to continue as a going concern. The Company is seeking to raise additional capital principally through private placement offerings and is targeting strategic partners in an effort to finalize the development of its products and begin generating revenues. The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements and expansion of its operations. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through calendar year 2023. However, management cannot make any assurances that such financing will be secured.

NOTE 4 – NOTES PAYABLE

As of June 30, 2023 and December 31, 2022, respectively, there were $324,478 and $317,134 of promissory notes outstanding, net of debt discount of $121,772, and $217,866, and accrued interest of $61,909 and $53,772.

Future minimum required payments over the next 5 years and thereafter are as follows:

Period ending December 31,
2023	$315,000
2024	131,250
2025	–
2026	–
2027 and after	–
Total	$446,250

On February 1, 2023, the Company entered into a Promissory Note (“Note”) with an investor issuing a original issue discount promissory note in the aggregate principal amount of $26,250 with a $1,250 original issue discount. The note bears no interest. The Company received $25,000 net cash.

On February 1, 2023, the Company entered into a Promissory Note (“Note”) with an investor issuing a original issue discount promissory note in the aggregate principal amount of $105,000 with a $5,000 original issue discount. The note bears no interest. The Company received $100,000 net cash.

NOTE 5 – OTHER LONG TERM LIABILITIES, DEEDS

Deed liabilities

As of June 30, 2023 and December 31, 2022 respectively, there were $675,000 and $675,000 of Deeds outstanding. As of June 30, 2023 and December 31, 2022 respectively, there was accrued interest of $123,750 and $73,125 related to the Deeds.

F-41

NOTE 6 - DERIVATIVE LIABILITIES

Conversion feature derivative liability
Balance at December 31, 2022	$182,210
Derivative liability	-
Change in fair value included in earnings	(111,017)
Balance at June 30, 2023	$71,193

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

June 30, 2023
Expected volatility	25%
Expected term – years	2.47 - 4.47
Risk-free interest rate	3.81%
Expected dividend yield	--%

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED OTHER LIABILITIES

Accounts payable and accrued other liabilities consisted of the following:

	June 30, 2023	December 31, 2022
Accounts payable	$636,596	$398,932
Accrued salaries	219,264	573,074
Accrued interest	121,038	126,897
Accrued liabilities, other	3,129	5,708
Total	$980,027	$1,104,611

NOTE 8 – STOCKHOLDERS’ EQUITY

Capital Structure

The authorized capital of the Company consists of 500,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2023 and December 31, 2022, there were 99,255,470 and 94,717,470 shares of common stock and 0 shares of preferred stock issued and outstanding, respectively.

Preferred Stock

In accordance with the Company’s bylaws, the Company has authorized a total of 1,000,000 shares of preferred stock, par value $0.01 per share, for all classes. As of December 31, 2022 and 2021, there were no preferred shares issued and outstanding for all classes.

F-42

Common Stock

As of June 30, 2023 and December 31, 2022, there were 99,255,470 and 94,717,470 shares of common stock and 0 shares of preferred stock issued and outstanding, respectively.

On April 7, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On April 7, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On April 10, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 50,000 shares of common stock for $50,000.

On April 10, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 35,000 shares of common stock for $35,000.

On April 20, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 300,000 shares of common stock for $300,000.

On April 21, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 100,000 shares of common stock for $100,000.

On April 23, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 100,000 shares of common stock for $100,000.

On April 23, 2023, the Company’s Board of Directors approved and the Company entered into five (5) separate Securities Purchase Agreements where the Company issued 50,000 shares of common stock for $50,000 for each agreement.

On April 23, 2023, the Company’s Board of Directors approved and the Company entered into four (4) separate Securities Purchase Agreements where the Company issued 25,000 shares of common stock for $25,000 for each agreement.

On April 23, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 75,000 shares of common stock for $75,000.

On April 23, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 100,000 shares of common stock for $100,000.

On April 24, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 195,000 shares of common stock for $195,000.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 2,000 shares of common stock for $2,000.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into two (2) separate Securities Purchase Agreements where the Company issued 5,000 shares of common stock for $5,000 for each agreement.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into three (3) separate Securities Purchase Agreements where the Company issued 10,000 shares of common stock for $10,000 for each agreement.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 12,000 shares of common stock for $12,000.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into three (3) separate Securities Purchase Agreements where the Company issued 100,000 shares of common stock for $100,000 for each agreement.

F-43

On April 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 200,000 shares of common stock for $200,000.

On April 26, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 25,000 shares of common stock for $25,000.

On April 26, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 10,000 shares of common stock for $10,000.

On May 1, 2023, the Company’s Board of Directors approved and the Company entered into two (2) separate Securities Purchase Agreements where the Company issued 10,000 shares of common stock for $10,000 for each agreement.

On May 1, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 125,000 shares of common stock for $125,000.

On May 1, 2023, the Company’s Board of Directors approved and the Company entered into two (2) separate Securities Purchase Agreements where the Company issued 225,000 shares of common stock for $225,000 for each agreement.

On May 2, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 5,000 shares of common stock for $5,000.

On May 3, 2023, the Company’s Board of Directors approved and the Company entered into three (3) separate Securities Purchase Agreements where the Company issued 5,000 shares of common stock for $5,000 for each agreement.

On May 3, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 10,000 shares of common stock for $10,000.

On May 3, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 20,000 shares of common stock for $20,000.

On May 10, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 5,000 shares of common stock for $5,000.

On May 24, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 5,000 shares of common stock for $5,000.

On May 25, 2023, the Company’s Board of Directors approved and the Company entered into three (3) separate Securities Purchase Agreements where the Company issued 25,000 shares of common stock for $25,000 for each agreement.

On May 25, 2023, the Company’s Board of Directors approved and the Company entered into two (2) separate Securities Purchase Agreements where the Company issued 50,000 shares of common stock for $50,000 for each agreement.

On May 25, 2023, the Company’s Board of Directors approved and the Company entered into five (5) separate Securities Purchase Agreements where the Company issued 100,000 shares of common stock for $100,000 for each agreement.

On May 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 150,000 shares of common stock for $150,000.

On May 25, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 200,000 shares of common stock for $200,000.

On June 6, 2023, the Company’s Board of Directors approved and the Company entered into a Securities Purchase Agreement where the Company issued 100,000 shares of common stock for $100,000.

F-44

Warrants

On February 8, 2023, the Company issued 2,250 warrants at an exercise price of $1.00 per share with a life of 3 years as compensation for a consulting agreement.

A summary of the status of the Company’s outstanding stock warrants and changes during the three months ended March 31, 2023, is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2023	704,500	$0.68	3.68
Granted	2,250	1.00	3.00
Exercised	-	-	-
Forfeited
Cancelled	-	-	-
Balance at June 30, 2023	706,750	$0.68	3.18

As of June 30, 2023 and December 31, 2022, there were 706,750 and 704,500 stock warrants outstanding.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Lease Agreement

On June 30, 2023 and December 31, 2022, the Company had current operating lease liabilities of $85,596 and $81,187, respectively, and long-term lease liabilities of $340,264 and $394,976, respectively, and right of use assets of $402,077 and $449,062, respectively.

Future minimum lease payments under these leases are as follows:

Minimum
Lease
Years Ending December 31,	Payment
2023	$43,282
2024	133,081
2025	137,074
2026	141,186
2027 and later	23,997
Total undiscounted future non-cancelable minimum lease payments	478,620
Less: Imputed interest	(52,760)
Present value of lease liabilities	$425,860
Weighted average remaining term	4.00

Net rent expense for the six months ended June 30, 2023 and 2022 were $79,412 and $81,112, respectively.

NOTE 10 – RELATED PARTY TRANSACTIONS

As of June 30, 2023, the Company had accounts payable due to accrued salaries of $219,264. Total related party payments due as of June 30, 2023 and December 31, 2022 are $219,264 and $575,347, respectively. Those related party payable are non-interest bearing and due on demand.

NOTE 11 – SUBSEQUENT EVENTS

The Company evaluated events occurring after the date of the accompanying unaudited condensed consolidated balance sheets through the date the financial statements were issued and identified that the following subsequent events that it believes require disclosure:

Subsequent to June 30, 2023, the Company’s Chief Financial Officer, Thomas Seifert, resigned from his position with the Company on July 11, 2023.

On August 3, 2023, the Company repaid two notes in the amounts of $26,250 and $105,000 to noteholders Bill Claverie and Ted Quinn, respectively.

On August 16, 2023, the Company’s Board of Directors approved a one-time bonus in the amount of $300,000 to CEO, Todd Sanders.

F-45

SPIRITS CAPITAL CORPORATION

Reasonable Efforts Offering of

$35,000,000.00 Maximum Offering Amount 20,000,000 Shares of Common Stock)

OFFERING CIRCULAR

_________________, 2023

II-1

Item 16. Index to Exhibits

Exhibit No.	Description of Document
1.1	tZERO Markets, LLC Master Services Agreement (3)
1.2	Amendment No. 1 to tZERO Markets, LLC Master Services Agreement (3)
2.1	Amended and Restated Certificate of Incorporation (3)
2.2	Amended and Restated Bylaws, filed herewith
3.1	Form of Promissory Note dated December 16, 2020 (1)
3.2	Form of Promissory Note dated April 8, 2021 (1)
3.3	Promissory Note issued May 13, 2021 (1)
3.4	Form of Promissory Note June 18, 2021 (1)
3.5	Promissory Note dated September 1, 2022 (1)
3.6	Convertible Note dated February 1, 2023 (1)
3.7	Convertible Note dated January 23, 2023 (1)
3.8	Form of Warrant Agreement (1)
4.1	Form of Subscription Agreement for Regulation A, Tier 2 Offering, filed herewith
6.1	Amended and Restated Employment Agreement (Todd Sanders) (1)
6.2	Employment Agreement (Michael D. Weydemuller) (1)
6.3	Employment Agreement (Reza Hashemi) (1)
6.4	Debt Conversion Agreement dated February 28, 2022 (1)
6.5	Form of Cask Investment Deed Purchase Agreement (1)
11.1	Consent of Urish Popeck & Co., LLC, filed herewith
11.2	Consent of Barton LLP (included in exhibit 12.1)
12.1	Legal Opinion of Barton LLP (3)
13.1	Testing the Waters Materials (2)
13.2	Testing the Waters Materials (2)
99.1	Correspondence by or on behalf of the issuer previously submitted May 3, 2023 pursuant to Rule 252 (d) (2)
99.2	Correspondence by or on behalf of the issuer previously submitted April 12, 2023 pursuant to Rule 252 (d) (2)
99.3	Correspondence by or on behalf of the issuer previously submitted January 10, 2023 pursuant to Rule 252 (d) (2)
99.4	Correspondence by or on behalf of the issuer previously submitted November 4, 2022 pursuant to Rule 252 (d) (2)

*Exhibits Shall be filed by Amendment.

(1) Previously included as an exhibit to the Company’s Form 1-A submitted to the Commission on August 10, 2023.

(2) Previously included as an exhibit to the Company’s Form 1-A/A submitted to the Commission on August 21, 2023.

(3) Previously included as an exhibit to the Company’s Form 1-A/A submitted to the Commission on September 22, 2023.

II-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 11th day of October, 2023.

SPIRITS CAPITAL CORPORATION

By:	/s/ Todd Sanders
Todd Sanders
Chief Executive Officer, Chief Financial Officer and Chairman

Pursuant to the requirements of Regulation A, this Offering Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Todd Sanders	Chief Executive Officer (Principal	11th day of October, 2023
Todd Sanders	Executive Officer); Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

/s/ Todd Sanders	Sole Director, Chairman	11th day of October, 2023
Todd Sanders

38